As filed with the Securities and Exchange Commission on January __, 2017

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ECO SCIENCE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada		27-4387595
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1135 Makawao Avenue, Suite 103-188
Makawao, Hawaii 96768
(800) 379-0226

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

National Registered Agents, Inc. of NV
701 Carson Street, Suite 200
Carson City, Nevada 89701
(855) 685-3513

 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Sharon D. Mitchell	Jeffery Taylor
SD Mitchell & Associates, PLC	Chief Executive Officer
829 Harcourt Rd.	1135 Makawao Avenue, Suite 103-188
Grosse Pointe Park, Michigan 48230	Makawao, Hawaii 96768
(248) 515-6035	(855) 685-3513

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

i

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

 45,331,186 Common Shares issued and outstanding as of January 24, 2017

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.00001 per share	10,000,000 shares	$3.20	$32,000,000	$3,708.80
Common stock, par value $0.00001 per share	4,000,000 shares	3.20	12,800,000	1,483.52
Total	14,000,000 shares	$3.20	$44,800,000	$5,192.32

    (1)      Consists of (i) up to 10,000,000 shares of common stock to be sold by PHENIX VENTURES, LLC (“PVLLC”) pursuant to an Equity Purchase Agreement dated January 15, 2017 (the “PVLLC Shares”); and (ii) up to 4,000,000 issued to an unrelated party in exchange for cancellation of unpaid fees owed to that party. The registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of registrant’s common stock.
    (2)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the closing market price of the registrant’s common stock on OTC Markets on January 24, 2017. The shares offered hereunder may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

Subject to Completion, Dated January  ___, 2017

Prospectus

ECO SCIENCE SOLUTIONS, INC.

10,000,000 shares of common stock (1)
4,000,000 shares of common stock for resale (2)

(1) Pursuant to an Equity Purchase Agreement entered into with Phenix Ventures, LLC (“PVLLC”) dated January 15, 2017 (the (“Purchase Agreement”, “EPA”) the selling stockholders identified in this prospectus may offer and sell up to 10,000,000 shares of our common stock. If issued presently, the 10,000,000 shares of common stock registered for resale by PVLLC would represent approximately 22% of our existing issued and outstanding shares of common stock as of January 24, 2017 which totals 45,331,186, and 18% of the fully diluted outstanding share capital, including issuance of the 10,000,000 shares

(2) Pursuant to a Cancellation and Release Agreement entered into with Separation Degrees – One, Inc., dated January 10, 2017, 4,000,000 Shares were issued in exchange for the cancellation of outstanding invoices and fees totalling $1,920,424.  The terms of the Cancellation and Release Agreement included piggy-back registration rights of the 4,000,000 Shares issued, and are included in the amount of issued and outstanding shares listed in the paragraph above, as well as on the face of this prospectus. The 4,000,000 Shares represent 8.8% of the current issued and outstanding shares of common stock as of January 24, 2017, and 7.2% of the fully diluted outstanding share capital, including the issuance of the 10,000,000 Shares to PVLLC.

Gannon Giguiere is the President of Separation Degrees – One, Inc. and is the Managing Member of Phenix Ventures, LLC.  Mr. Giguiere will not hold more than 9.99% of the issued and outstanding shares of our Common Stock at any time.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by PVLLC; however, we will receive proceeds from our initial sale of shares to PVLLC pursuant to the Equity Purchase Agreement. We will sell shares to PVLLC up to an aggregate purchase price of Thirty-Five Million Dollars ($35,000,000).  The Company may, from time to time, deliver a request for an investment (“Put Request,” “Put”) to PVLLC up to an aggregate amount of $35,000,000.  The maximum Put amount that the Company may request from PVLLC at any one time shall be equal to twice the average of the daily trading volume of the Company’s common stock during the ten trading days preceding the Put date, and so long as the amount does not exceed 9.99% of the then issued and outstanding shares of the Company.  The price of the shares, purchased pursuant to any Put Request shall be equal to 17% of the lowest volume weighted price for the ten consecutive trading days preceding the date on which the applicable Put notice is delivered to PVLLC.

PVLLC is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is traded on OTC Markets under the symbol “ESSI”. On January 24, 2017, the last reported sale price for our common stock was $3.20 per share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK OFFERED THROUGH THIS PROSPECTUS WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS BEFORE BUYING ANY SHARES OF OUR COMMON STOCK. YOU SHOULD NOT INVEST UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January ___, 2017

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Financial Statements, before making an investment decision.

In this prospectus, unless otherwise specified, all references to “common shares” refer to shares of our common stock and the terms “we”, “us”, “our”, “ESSI”, and “Eco Science”” mean Eco Science Solutions, Inc., a Nevada corporation.

Corporate Overview

On December 8, 2009, we were incorporated in the state of Nevada, under the name Pristine Solutions, Inc. The Company’s wholly owned subsidiary, Pristine Solutions Limited, was incorporated under the laws of Jamaica.

The Company’s original business plan focused on developing a network of sales points for the sale and service of tankless water heaters in Jamaica, through Pristine Solutions Limited. The Company’s aim was to become the first tankless water heater company specializing in tankless-only products to enter the Jamaican market, and the only company in the Jamaican market offering solar-powered tankless water heater products.

On December 30, 2009, the Company entered into a distribution agreement with Zhongshan Guangsheng Industry Co., Ltd., of China (“Zhongshan”), the manufacturer of the tankless water heaters. Zhongshan manufactures the tankless water heaters under the brand Gleamous Electric Appliances.

On May 4, 2010, a Form S-1 Registration Statement was filed with the Securities and Exchange Commission registering 29,666,781 shares of the Company’s Common Stock.  The Registration Statement received Effect on September 3, 2010.

On March 7, 2012, we filed a Certificate of Change with the State of Nevada increasing the shares of common stock from 100,000,000 to 650,000,000 common stock; par value $0.0001 and decreasing the shares of Preferred Stock from 100,000,000 to 50,000,000; par value $0.001.

On August 23, 2012, the Company and its controlling stockholders entered into a Share Exchange Agreement (the “Share Exchange”) with Eaton Scientific Systems, Ltd., a Nevada corporation (“ESSL”) and the shareholders of ESSL (the “ESSL Shareholders”), whereby the Company acquired 25,000,000 shares of common stock (100%) of ESSL (the “ESSL Stock”) from the ESSL Shareholders. In exchange for the ESSL Stock, the Company issued 25,000,000 shares of its common stock to the ESSL Shareholders. In addition, the Company’s Chief Executive Officer, Mr. Michael J. Borkowski, on behalf of the Company, entered into a Common Stock Purchase Agreement with the Company’s controlling shareholder, and former President, Ms. Christine Buchanan-McKenzie, whereby the Company would purchase one hundred percent (100%), or 240,000,000 shares, of the Company’s common shares owned by Mrs. Buchanan-McKenzie, at par value $.0001, and representing approximately 54.1% of the Company’s total issued and outstanding shares.

As a result of the share exchange and stock purchase agreement with Eaton Scientific Systems, Inc. (ESSL), a privately held company, the following occurred: (i) a change in control of the Company; (ii) ESSL became the Company’s wholly owned subsidiary; and (iii) the ESSL operations continued as its primary business.

On August 23, 2012, the Company filed a Certificate of Amendment to change our fiscal year from December 31 to January 31.

On November 27, 2012, we filed a Certificate of Amendment with the State of Nevada in order to change our name to Eaton Scientific Systems, Inc.

On November 26, 2013, the Company and its Majority Shareholders (the “Majority Stockholders”) entered into an Agreement for the Purchase of Common Stock (the “Stock Purchase Agreement”) with Domenic Marciano whereby Marciano acquired 227,370,000 shares of the Company’s common stock from the Majority Stockholders at par value $.00001, representing approximately 51.3% of the Company’s total issued and outstanding shares, in exchange for cash in the amount of $22,737 (the “Cash Proceeds”). The Stock Purchase Agreement, and subsequent transaction closing, was completed on November 26, 2013, and a change in control of the Company took place. The Majority Shareholders and the Company’s Management voted to “Spin-out” to its Shareholders, one hundred percent (100%) of the issued and outstanding shares of Eaton Scientific Systems Ltd., its operating subsidiary, on a one-for-one basis within sixty-days (60) of the Change of Control of the Company, or by January 25, 2014.

On December 4, 2013, the Company executed an Agreement of the License of Intellectual Property (the “License Agreement”) dated November 4, 2013 with Eco Science Solutions International, Inc., a Canadian corporation (“ESS International”), acquiring an exclusive license to the EcoFlora Spark Plug, a unique product based on its "Internal Pre-Combustion Chamber High Efficiency Spark Plug" technology for which the US Patent and Trademark Office (“USPTO”) issued Patent #8,853,925. In connection with the License Agreement, the Company issued Eco Science Solutions International 2,500,000 shares of the Company’s Series “A” Convertible Preferred Stock. The Preferred Stock is convertible into common stock at a conversion rate of 10 common shares for each preferred share. Enclosed with this letter is a copy of a Current Report on Form 8-K filed by the Company with the Commission on December 6, 2013, disclosing the Agreement and the Share issuance.

On January 8, 2014, the Company’s wholly owned subsidiary, Eaton Scientific Systems (“ESSL”) completed its separation from the Company. Additionally, the Company changed its name from Pristine Solutions, Inc. to Eco Science Solutions, Inc.

On February 14, 2014, the Company effected a 1000 for 1 reverse stock split.  As a result, the total number of shares of common stock issued and outstanding was reduced to 443,001.

On April 9, 2014, the Company issued instructions to the Transfer Agent to issue 25,000,000 shares of the Company’s Common Stock to Eco Science Solutions International, a Canadian Company, as a result of conversion of Series A Preferred Shares, and pursuant to the terms of the License Agreement for the EcoFlora Plug, entered into with Eco Science Solutions International.

On August 28, 2015, the License Agreements relative to the EcoFlora Spark Plug were terminated. On August 31, 2015, the Company executed an Asset Purchase Agreement dated August 28, 2015 (the "Purchase Agreement") with Kensington Marketing, Inc., a Nevada corporation, to acquire a certain technology application known as “Stay Hydrated.” In exchange for the technology application, the Company issued 1,500,000 restricted shares of the Company's common stock, valued at $150,000.

On August 31, 2015, the Company executed an Asset Purchase Agreement dated August 28, 2015 (the "Purchase Agreement") with Kensington Marketing, Inc., a Nevada corporation, to acquire a certain technology application known as “Stay Hydrated.” In exchange for the technology application, the Company issued 1,500,000 restricted shares of the Company's common stock, valued at $150,000.

On September 3, 2015, 4,966,667 shares of the Company’s issued and outstanding common stock, were cancelled by the certificate holder pursuant to the termination of the licensing agreement for the EcoFlora Plug. As a result of this transaction, the shares were returned to treasury, and the total issued and outstanding shares of common stock was reduced to 26,926,334 shares.

On January 1, 2016, the Company entered into a technology licensing and marketing support agreement with Separation Degrees – One, Inc. (“SDOI”) that will result in the development, licensing and management of on-going technology solutions and marketing campaigns for ESSI’s initiatives. Additionally, the Company entered into an Asset Purchase Agreement with SDOI wherein the Company acquired a proprietary messaging and customer relationship management software platform from SDOI.

On January 11, 2016, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series A Voting Preferred Stock. The holder of the shares of the Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval. The Agreement with SDOI was revised so that SDOI received 500,000 shares of Common Stock rather than Preferred Shares; no Preferred Shares were issued to SDOI.  In addition to the issuance of the 500,000 shares of common stock as consideration for the Asset Purchase Agreement with SDOI, the Company agreed further to settle all invoices received for services rendered by SDOI, as well as advertising fees incurred, by way of issuance of common stock at a 30% discount to market as S-8 shares.

On January 10, 2017, the Company entered into a Cancellation and Release Agreement with SDOI wherein the Company agreed to issue 4,000,000 common shares to SDOI (or its designee) in exchange for the cancellation of the $1,920,424 worth of remaining outstanding invoices and fees owed to SDOI.

10,000,000 PVLLC Equity Purchase Agreement and Registration Rights Agreement

This prospectus includes the resale of up to 10,000,000 shares of our common stock by PVLLC.  PVLLC will obtain our common stock pursuant to the Equity Purchase Agreement entered into by PVLLC and us, dated January 15, 2017.

Although we are not mandated to sell shares under the Equity Purchase Agreement, the Equity Purchase Agreement gives us the option to sell to PVLLC, up to $ 35,000,000worth of our common stock (“Put Shares”), par value $0.0001 per share, over the period ending twenty-four months after this registration statement is effective. There is no assurance that the market price of our common stock will increase in the future. Based on our stock price as of January 24, 2017, the registration statement covers the offer and possible sale of $27,700,000 100% of the entire investment amount available to us) of our shares at $2.77 based on the 10-day average market price at the close of business, on January 24, 2017, and application of a 17% discount. Our Equity Purchase Agreement allows for a 17% discount to the market, based on the volume weighted average price (“VWAP”) of our common stock during the ten consecutive trading days immediately after the Put notice date.

Both the Company and PVLLC decided on a $35,000,000 investment amount under the Agreement.  This amount was used as a starting point for the investment and may be modified by entering into another agreement or by amending the existing agreement.  Both the Company and PVLLC have a long-term view in the relationship and anticipate the share price to appreciate over the years, thus the investment amount of $35,000,000 was selected as the initial target amount.

The purchase price of the common stock will be set at eighty-three percent (83%) of the volume weighted average price (“VWAP”) of our common stock during the pricing period. The pricing period will be the ten consecutive trading days immediately after the Put notice date. On the Put date, we are required to deliver shares to PVLLC in an amount (the “Estimated Put Shares”) determined by dividing the closing price on the trading day immediately preceding the Put notice date multiplied by 83% and PVLLC is required to simultaneously deliver to us, the investment amount indicated on the Put notice. At the end of the pricing period when the purchase price is established and the number of Put Shares for a particular Put is definitely determined, PVLLC must return to us any excess Put Shares provided as Estimated Put Shares or alternatively, we must deliver to PVLLC any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. At the end of the pricing period we must also return to PVLLC any excess related to the investment amount previously delivered to us.

PVLLC is not permitted to engage in short sales involving our common stock during the commitment period ending January 15, 2019 (or twenty-four months following effect of this registration statement). In accordance with Regulation SHO however, sales of our common stock by PVLLC after delivery of a Put notice of such number of shares reasonably expected to be purchased by PVLLC under a Put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. PVLLC is not required to purchase the Put Shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable Put shall have been declared effective.

•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.

•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

We believe that we will be able to meet all of the above obligations mandated in the Equity Purchase Agreement set forth above.

Business Overview and Strategy

With headquarters in Maui, Hawaii, Eco Science Solutions, Inc. is a technology-focused Company targeting the multi-billion dollar health and wellness industry.

From enterprise software solutions, to consumer apps for daily use, the Company develops technical solutions that empower enthusiasts in their pursuit and enjoyment of building eco-friendly businesses and living healthy lifestyles.

Eco Science’s core services span business location, localized communications between consumers and business operators, social networking, educational content, e-commerce, and delivery.

The Company’s e-commerce platform enables health-and-wellness enthusiasts to easily locate, access, and connect with health-and-wellness businesses and like-minded enthusiasts, and to facilitate the research of and purchasing of eco-friendly products … anytime, anywhere.

Eco Science Solutions’ core product offerings include: the Herbo iOS and Android mobile applications; the Herbo Driver iOS and Android mobile applications; the Fitrix iOS and Android mobile applications; the UseHerbo ecommerce platform; and “The Pursuit of Fine Herb” original content found on its Eco Science Solutions website,and social networking channels, such as Facebook, Instagram, Twitter and YouTube.

Consumers may use the Herbo apps, with a database of over 14,000 alternative medicine locations and delivery services, doctors who provide evaluations, and local shops that sell relevant product. The Herbo app helps consumers find products and services that support the intake of alternative medicines for a more naturopathic way of living.

Consumers may use the “Fitrix” apps, a powerful and flexible companion which helps users keep track of your day to day fitness routines, dietary habits and alternative medicine intake.  Fitrix users can measure and track anything and everything when it comes to their Health and their Wellness. One can track the accomplishment of custom created goals, monitor dietary, exercise and alternative medication schedules, be notified of important milestones, establish timelines to develop effective habits ... all leveraging a unique notebook and calendar.

Under the direction and vision of our officers and directors, Jeff Taylor and Don Taylor, the Company continues to release into the market “The Pursuit of Fine Herb” original content. Originally created and copyrighted content within two distinct channels: one branded Eco Science Solutions, which is focused on Legislative, Geo-political, Financial, Commercial Growing / Distributing, and general Macro-trends within the Cannabis marketplace; and one branded Herbo, which is focused on Daily lifestyle and Consumption, Medical and Recreational Usage, Reviews of Application, Products, Technologies and Commerce Options, Food Pairings and Edibles.

Shareholders may find the Company’s products and content through www.ecossi.com or www.useherbo.com respectively. Users can also locate our content on the Company's other popular social media outlets such as Facebook and YouTube.

Strategy

The Company’s strategy is to: 1) generate revenue through paid advertisements from business seeking exposure to users the Herbo services; 2) generate revenue through enterprise license agreements with professional customers; and 3) sales of consumer packaged goods targeting general health and wellness and alternative medicines.

Market

Our target market is the ever-growing social media consumer user market that is focused on entertainment and information delivery by way of focused content from online sources, downloading apps to promote and support their lifestyle choices and quick and easy solutions to convert their gained knowledge to action by key product purchase and location, all of which can be supported by our useful content generation for mass distribution to consumers, empowering enthusiasts in their pursuit and enjoyment of building eco-friendly businesses and living healthy lifestyles.

According to Statistica.com, a statistics portal that combines Statistics and Studies from over 18,000 sources, there were approximately 179,628,000,000 mobile app downloads in 2015 on smartphones, with app revenues totaling over $41,000,000,000. (Source: http://www.statista.com/statistics/266488/forecast-of-mobile-app- downloads/). This is expected to increase to over 268,000,000,000 downloads in fiscal 2017 with projected revenues of over 50 billion dollars.

According to a special report on Digital, Social and Mobile Worldwide users released in January 2015 by We Are Social Ltd. (http://wearesocial.com/uk/special- reports/digital-social-mobile-worldwide-2015) it is estimated that over 3 Billion users (representing approximately 42% of the world’s population), up 7% from the same report issued in January 2014, are using social technologies.

The social applications market continues to grow with successful companies establishing focused services. For example, Facebook brought a person's "friends" in view, Pinterest socialized a browser's bookmarking feature and Waze socialized the GPS. Cornerstone networking consists of Facebook, Twitter, WordPress, Instagram, LinkedIn, Pinterest, YouTube, Skype and Tumblr. Our goal, supported by our owned and licensed technologies and based upon content created in house by our officers and directors, and available in various formats, is to provide consumers and enthusiasts easy access to connect with health-and-wellness businesses and like-minded enthusiasts, and to facilitate the research of and purchasing of eco-friendly products ... anytime, anywhere.

Competition

The market for social media applications and information and education based content sites is large and growing. According to various media venues, it is speculated that nearly over one in four people around the world are using social technologies (42% of the world’s population according to the study by We Are Social (http://wearesocial.com/uk/special-reports/digital-social-mobile-worldwide-2015). The largest social media networks in the world, measured by active users, as of January 2016 according to a report by Statistica.com (http://www.statista.com/statistics/272014/global-social-networks-ranked-by-number-of-users/) were Facebook (1.55bn), WhatsApp (900mm), Chinese social network QZone (653mn), WeChat (650mn), Tumblr (555mn), Twitter (320mn) and Instagram (400mm). This market is extremely competitive and characterized by well-funded existing players, high capital inflows, and rapidly changing technologies. In addition to competitive and technological challenges, participants in the social media industry must remain flexible enough to accommodate changes in consumer preferences and tastes. We hope to reduce competition by targeting only those topics, concepts and content focused on building eco-friendly businesses and living healthy lifestyles, with our unique apps, channels and other social media efforts, including blogs.

Corporate Information

Our principal executive offices are located at 1135 Makawao Avenue, Suite 103-188, Makawao, Hawaii 96768. Our telephone number is 800-379-0226. Our website address is http://www.ecossi.com. The information on, or that can be accessed through, our website is not part of this prospectus.

Summary of the Offering

Shares currently outstanding:	45,331,186 common shares
Shares being offered:
The selling stockholders identified in this prospectus may offer and sell up to 10,000,000 shares of our common stock to be sold by PVLLC pursuant to the Equity Purchase Agreement, and 4,000,000 shares held by Mr. Gannon Giguiere. If issued presently, the 10,000,000 shares of common stock registered for resale by PVLLC would represent approximately 22% of our existing issued and outstanding shares of common stock, which totals 45,331,186, as of January 24, 2017, and the 4,000,00 shares held by Mr. Giguiere represents 8.8% of the current issued and outstanding shares.  Further on a fully diluted basis the 10,000,000 shares represent 18% of the issued share capital and the 4,000,000 shares represent 7.2% of the issued shares. Gannon Giguiere is the Managing Member of Phenix Ventures, LLC.  Mr. Giguiere will not hold more than 9.99% of the issued and outstanding shares of our Common Stock at any time.

Offering Price per share:
The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices

Use of Proceeds:
We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. However, we will receive proceeds from our initial sale of shares to PVLLC pursuant to the Equity Purchase Agreement. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

OTC Markets Symbol:	ESSI
Risk Factors:	See “Risk Factors” beginning on page 9 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Data

The following information represents selected audited and unaudited financial information for Eco Science Solutions, Inc. for the years ended January 31, 2016 and 2015 and the periods ended October 31, 2016 and 2015. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 33 of this prospectus.

	Nine Months Ended October 31, 2016 (Unaudited)	Nine Months Ended October 31, 2015 (Unaudited)	Year Ended January 31, 2016	Year Ended January 31, 2015
Statement of Operations Data
Revenue	$-	$-	$-	$-
Operating expenses	(1,938,879)	(506,604)	(652,818)	(1,071,782)
Other expenses	(710,604)	(168,974)	(181,888)	(18,544)
Income (Loss) Before Income Taxes	$(2,649,483)	$(675,578)	$(834,706)	$(1,090,336)

	Nine Months Ended October 31, 2016 (Unaudited)	Year Ended January 31, 2016	Year Ended January 31, 2015
Balance Sheet Data
Current Assets	$71,008	$6,706	$13,322
Total Assets	72,831	6,706	13,322
Total Liabilities	3,025,063	688,211	523,771
Total Stockholders’ Deficit	$(2,952,232)	$(681,505)	$(510,449)

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

 An investment in our common stock involves a number of very significant risks. You should carefully consider the information set out under “Risk Factors” and other information in this prospectus before purchasing shares of our common stock. The risks we face include the following:

•	general economic and business conditions;
•	substantial doubt about our ability to continue as a going concern;
•	we may need to raise additional funds in the future which may not be available on acceptable terms or at all
•	if we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operations;
•	we may not be able to successfully implement our business plan;
•	if we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer;
•	our expenditures may not result in commercially successful products; and
•	third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

DILUTION

The table below reflects the potential dilution to our existing shareholders if all of the shares registered in this Registration Statement were sold and in the event conversion of all existing convertible notes payable took place effective as at January 24, 2017, using market prices in effect as at that date.  In the event all our notes are converted and we exceed the shares we presently have authorized, the Company will increase the authorized shares in order to accommodate the conversions and/or equity line.

	Existing shares Outstanding	Investment amount	Potential shares issued	Price paid	Fully diluted shares outstanding	Ownership % as a percentage of current issued and outstanding shares (4)	Ownership % Fully diluted basis(5)
Existing Shareholders (1)	45,331,186				55,355,178

MICHAEL BORKOWSKI (2)	0	$63,626	25,873	$2.46	25,873	0.057%	0.047%
PHENIX VENTURES, LLC (3)	0	$27,700,000	10,000,000	$2.77	10,000,000	22.060%	18.065%

 Notes:
(1)
Existing shareholders hold a total of 45,331,186 shares of our common stock.  Included in this amount are 4,000,000 million shares issued to Mr Gannon Giguiere, a selling stockholder under this Form S-1 Registration Statement.  The 4,000,00 shares held by Mr. Giguiere represent 8.8% of the current issued and outstanding shares and 7.2% of the total issued shares on a fully diluted basis.  Mr. Giguiere was issued the shares in settlement of accrued debts totaling $1,920,424;

(2)
 The Company has entered into a convertible note with Mr. Michael Borkowski, a former officer and director, where under Mr, Borkowski is entitled to convert his debt to shares of the Company’s common stock based on a 20% discount to the 15-day average market price, immediately prior to receipt of his notice of conversion.  For purposes of the information contained above the total outstanding payable balance on the note up to the date of the filing is $63,626 including principal of $59,000 and accrued interest of $4,626. The 15-day average market price of our common stock immediately prior to January 25, 2017 was $3.07, and upon application of a discount of 20% was $2.46 per share.

(3)
Phenix Ventures LLC entered into an Equity Purchase Agreement with the Company whereunder they may purchase up to10,000,000 shares of the Company’s common stock based on the 10 day average market price at the close of business, and application of a 17% discount.  Our Equity Purchase Agreement allows for a 17% discount to the market, based on the volume weighted average price (“VWAP”) of our common stock during the ten consecutive trading days immediately after the Put notice date. For purposes of the information contained above the 10-day average market price of our common stock immediately prior to January 25, 2017 was $3.33, and upon application of a discount of 17% was $2.77 per share.

(4)
For purposes of the calculation contained herein the Company is reflecting the number of new shares issued to each shareholder as a percentage of current issued and outstanding shares totaling 45,331,186;

(5)
For purposes of the calculation contained herein the Company is reflecting the number of new shares issued to each shareholder as a percentage of the fully diluted issued and outstanding shares totalling 55,355,178.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this prospectus entitled "Information Regarding Forward Looking Statements." The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL RESULTS

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

For the nine months ended October 31, 2016, we incurred an operating loss of $1,938,879. For the year ended January 31, 2016, we incurred an operating loss of $652,818. At October 31, 2016, we had an accumulated deficit of $12,542,076. We have generated minimal revenues to date, which amounts have not been sufficient to meet the associated costs. We plan to increase our expenses associated with the development of our social communications business. There is no assurance we will be able to derive revenues from the development of our social communications business to successfully achieve positive cash flow or that our social communications business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We believe that long-term profitability and growth will depend on our ability to:

•	develop and grow our social communications business; or

•	engage in any alternative business.

Inability to successfully execute on any of the above, among other factors, could have a material adverse effect on our business, financial results or operations.

Because we have a limited operating history, have yet to attain profitable operations and will need additional financing to fund our businesses, there is doubt about our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. We have accumulated a loss to date and have relied on raising funds through private placements and from loans from officers and directors. During 2016, we raised $1,250 from sales of our common stock and warrants and at January 31, 2016, held $6,706 in cash. During the nine months ended October 31, 2016 we raised $0 from sales of our common stock and at October 31, 2016, held $70,191 in cash.

As of October 31, 2016, we had an accumulated deficit of $12,542,076 and have generated minimal revenues which do not yet cover the associated costs. The future of our Company is dependent upon our ability to obtain financing, upon the future success of our business and upon our ability to achieve profitable operations. Our independent registered accounting firm issued a report in connection with their January 31, 2016, audit that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we engage in acquisition or expansion activities, we may require additional financing to fund our operations. We will seek such additional funds through private placements of our equity or debt securities or through loans from financial institutions, our officers and directors or our stockholders. There can be no assurance that we will be able to raise additional funds, if needed, on terms acceptable to us. If we do not obtain additional financing, when required, our planned business may fail.

Obtaining additional financing is subject to a number of factors, including investor acceptance of the value of our health and fitness application business. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.

To date, our sources of cash have been primarily limited to the sale of our equity securities and loans from executive officers and directors. We cannot be certain that additional funding via this means will be available on acceptable terms, if at all. To the extent that we are able to raise additional funds by issuing equity securities, our existing stockholders may experience significant dilution. Any debt financing that we may secure, if available, may involve restrictive covenants that impact our ability to conduct our business. If we are unable to raise additional capital, when required, or on acceptable terms, we may have to delay or scale back significantly or discontinue our planned business projects. Inability to obtain these or other sources of capital could have a material adverse effect on our business, financial results or operations.

Certain of our outstanding loans are past due or payable on demand. No assurance can be given that we can pay off such loans should the lenders determine to seek payment on such loans at a time or times when we do not have sufficient cash assets to do so.

$331,110 in principal, together with accrued interest due thereon, of our outstanding loans are presently due and payable, including $59,000 in loan principal plus interest due to related parties. Should the lenders seek payment at a time when we do not have sufficient cash assets to make payment and bring enforcement actions against us, this would have a material adverse effect on our business, financial results and operations.

RISKS RELATED TO OUR MANAGEMENT AND CORPORATE GOVERNANCE

We have no independent directors, which poses a significant risk for us from a corporate governance perspective.

Our two executive officers, namely Jeffery Taylor, our chief executive officer, president and secretary, also serves as one of our two directors. Don Taylor, our Chief Financial Officer, serves as our other director. Our directors and executive officers are required to make interested party decisions, such as the approval of related party transactions, their level of compensation, and oversight of our accounting function. Our directors and executive officers also exercise control over all matters requiring stockholder approval, including the nomination of directors and the approval of significant corporate transactions. We have chosen not to implement various corporate governance measures, the absence of which may cause stockholders to have more limited protections against transactions implemented by our board of directors, conflicts of interest and similar matters. Stockholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may find it difficult to attract senior management in the absence of Directors and Officers Insurance.

We do not presently maintain Directors and Officers Insurance. This may deter or preclude persons from joining our management or cause them to demand additional compensation to join our management.

We will need to increase our size, and may experience difficulties in managing growth.

We are a smaller reporting company with 6 employees, and 23 independent contractors, as of January 15, 2017. We hope to experience a period of expansion in headcount, facilities, infrastructure and overhead to develop our prospective social media businesses and to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional independent contractors and managers. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively. Inability to manage future growth could have a material adverse effect on our business, financial results or operations.

RISKS RELATED TO OUR HEALTH AND FITNESS BUSINESS

Our health and fitness business is a startup business. No assurance can be given that we can successfully achieve demand for our products and services and achieve profitability.

We started our health and fitness application business in early January 2015. There is no certainty that our products and services will achieve market acceptance or that we will achieve profitability. Commercial relationships have to be developed with other market participants to deliver our products and services to market which cannot be guaranteed to be consummated in a timely fashion, if at all.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of management to form and maintain key commercial relationships within the market place. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected.

We are operating in a highly competitive market.

The development and marketing of a health and fitness application business is extremely competitive. In many cases, we will compete with entrenched health and fitness businesses. Competitors range from start-up companies to established companies, most of which have substantially greater financial, technical, marketing and human resource capabilities than we have, as well as established positions in markets and name brand recognition.

The development of our business is uncertain.

Our development efforts are subject to unanticipated delays, expenses or technical or other problems, as well as the possible insufficiency of funding to complete development. Our success will depend, in part, upon our products, services and technologies meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. All of our proposed products, services and technologies may never be successfully developed, and even if developed, they may not satisfactorily perform the functions for which they are designed. Additionally, these products and services may not meet applicable price or performance objectives. Unanticipated technical or other problems may accrue which would result in increased costs or material delays in their development or commercialization.

We may be subject to third-party claims that we require additional patents for our products and we could face costly litigation, which could cause us to pay substantial damages and limit our ability to sell some or all of our products.

Our industry is characterized by a large number of patents, claims of which appear to overlap in many cases. As a result, there is a significant amount of uncertainty regarding the extent of patent protection and infringement. Companies may have pending patent applications (which are can be confidential for up to the first eighteen months following filing) that cover technologies we incorporate in our products. Our products are based on complex, rapidly developing technologies. These products could be developed without knowledge of previously filed patent applications that mature into patents that cover some aspect of these technologies. In addition, our belief that our products do not infringe the technology covered by valid and enforceable patents could be successfully challenged by third parties. As a result, we may be subjected to substantial damages for past infringement or be required to modify our products or stop selling them if it is ultimately determined that our products infringe a third party’s proprietary rights. Due to these factors, there remains a constant risk of intellectual property litigation affecting our business. To avoid or settle legal claims, it may be necessary or desirable in the future to obtain patents or licenses relating to one or more products or services or relating to current or future technologies, and we cannot be assured that we will be able to obtain these patents or licenses or other rights on commercially reasonable terms.

The cost of litigation and the amount of management time associated with infringement cases is significant. Should an infringement case be filed against us, there can be no assurance that these matters would be resolved favorably; that we would continue to be able to research, develop or sell the products in question or other products as a result; or that any legal costs associated with defending such claims or any monetary or other damages assessed against us would not have a material adverse effect on us. Even a successful outcome may take years to achieve and the costs associated with such litigation, in terms of dollars spent and diversion of management time and resources, could seriously harm our business. Moreover, if a third party claims an intellectual property right to technology that we use, we may be forced to discontinue the use of our platforms as they are currently used, an important research and development program, product, or product line, alter our platforms, products, and processes, pay license fees, pay damages for past infringement or cease certain activities.

If we fail to maintain and protect our intellectual property rights, our competitors could use our technology to develop competing products and our business will suffer.

Our competitive success will be affected in part by our ability to obtain and maintain patent protection for our inventions, technologies and discoveries, including our intellectual property that includes technologies that we may license. Our ability to do so will depend on, among other things, complex legal and factual questions. We cannot assure you that our patents will successfully preclude others from using our technology. Our pending patent applications may lack priority over others’ applications or may not result in the issuance of additional patents. Even if issued, our patents may not be sufficiently broad to provide protection against competitors with similar technologies and may be challenged, invalidated or circumvented.

In addition to patents, we rely and will rely on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements, licenses and other contractual provisions and technical measures to maintain and develop our competitive position with respect to intellectual property. Nevertheless, these measures may not be adequate to safeguard the technology underlying our products. For example, employees, consultants and others who participate in the development of our products may breach their agreements with us regarding our intellectual property and we may not have adequate remedies for the breach. Our trade secrets could become known through other unforeseen means.

Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative application technologies or products that are competitive with, equal or superior to our technology. Our competitors may also develop similar products without infringing on any of our owned intellectual property rights or design around our proprietary technologies. Furthermore, any efforts to enforce our intellectual property rights could result in disputes and legal proceedings that could be costly and divert attention from our business.

RISKS RELATING TO OUR COMMON STOCK

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock, who may experience dilution of their ownership interest of our common stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

Our Selling Shareholders are controlled by the same person.

Gannon Giguiere is the President of Separation Degrees – One, Inc. (“SDOI”), and was issued the 4,000,000 shares of our Common Stock pursuant to a Cancellation and Release Agreement the Company entered into with; 4,000,000 Shares were issued in exchange for the forgiveness of $1,920,424 debt owed to SDOI.  Gannon Giguiere is the Managing Member of Phenix Ventures, LLC.  Mr. Giguiere will not hold more than 9.99% of the issued and outstanding shares of our Common Stock at any time.

Our officers and directors collectively own a substantial portion of our outstanding common stock, and as long as they do, they may be able to control the outcome of stockholder voting.

Our officers and directors are collectively the beneficial owners of approximately 31% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, our officers and directors, individually and as a group, may be able to control us and direct our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 650,000,000 shares of common stock and up to 50,000,000 shares of preferred stock. The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment.

Our shares qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our stockholders to sell their shares and, as a result, our stockholders may have to hold their shares indefinitely.

Our common stock is deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the United States Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our Common Stock are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation 240.15g-9 of the Securities and Exchange Commission requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse. Such patterns include:

(i)	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii)	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii)	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv)	excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers; and

(v)
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the PVLLC Equity Purchase Agreement.

The sale of our common stock to PVLLC in accordance with the Equity Purchase Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our Put options, the more shares of our common stock we will have to issue to PVLLC in order to exercise a Put under the Equity Purchase Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the PVLLC Equity Purchase Agreement may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the PVLLC Equity Purchase Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Equity Purchase Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Equity Purchase Agreement is realized.

Dilution is based upon common stock Put to PVLLC and the stock price discounted to PVLLC ’s purchase price of 83% of the volume weighted average price (VWAP) during the pricing period. The example below illustrates dilution based upon a $3.20 market price/$2.77 purchase price and other increased/decreased prices (without regard to PVLLC ’s 9.99% ownership limit or the number of shares being registered hereunder) and assumes a $10,000,000 Put:

Stock Price (PVLLC Purchase Price)	Shares Issued	Percentage of Outstanding Shares(1)

$2.50	25,000,000	55%
$2.77	27,700,000	61%
$3.20	32,000,000	71%
$3.50	35,000,000	77%

(1) Based on 45,331,186 shares outstanding as of January 24, 2017.

PVLLC will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the PVLLC Equity Purchase Agreement will be purchased at a seventeen percent (17%) discount of the VWAP during the ten trading days immediately following our notice to PVLLC of our election to exercise our "Put" right.

PVLLC has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If PVLLC sells our shares, the price of our common stock may decrease. If our stock price decreases, PVLLC may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Equity Purchase Agreement may cause the price of our common stock to decline.

PVLLC may not have sufficient capital to meet our Put notices.

PVLLC may not have sufficient capital to meet our requests. Additionally, PVLLC may enter into similar arrangements with different companies and if so, the amount of available funds may be significantly less than we anticipate.

We are registering an aggregate of 10,000,000 shares of common stock to be issued under the PVLLC Equity Purchase Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 10,000,000 shares of common stock under the registration statement of which this prospectus forms pursuant to the PVLLC Equity Purchase Agreement. The sale of these shares into the public market by PVLLC could depress the market price of our common stock.  As of January 24, 2017, there were 45,331,186 shares of our common stock issued and outstanding.

We May Not Have Access to the Full Amount under the Equity Purchase Agreement.

On January 24, 2017, the closing price of our common stock was $3.20. At that price, we would be able to sell shares to PVLLC under the Equity Purchase Agreement at the discounted price of $2.77. There is no assurance that the market price of our common stock will increase from its current level. At a purchase price of $2.77, we would receive a maximum of $27,700,000 under the Equity Purchase Agreement. We may not have access to the full commitment under the Equity Purchase Agreement unless the share price of our common stock substantially increases from its current level.

We are registering an aggregate of 4,000,000 shares of common stock held by a Shareholder. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 4,000,000 shares of common stock under the registration statement of which this prospectus forms pursuant to a Cancellation and Release Agreement entered into with the Shareholder.  The sale of these shares into the public market by the Shareholder could depress the market price of our common stock.

Unless we maintain an active trading market for our securities, investors may not be able to sell their shares.

We are a reporting company and our common shares are quoted on the OTC Link (OTC.QB Tier) under the symbol “ESSI”. However, trading market may not be maintained. Failure to maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our common stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;

•	the number of securities analysts, market-makers and brokers following our common stock;

•	new products or services introduced or announced by us or our competitors;

•	actual or anticipated variations in quarterly operating results;

•	conditions or trends in our business industries;

•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	sales of our common stock and

•	general stock market price and volume fluctuations of publicly-traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Link (OTC.QB tier) and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements made in this prospectus include statements about:

•	market acceptance of our products;

•	our dependence on our intellectual property and our ability to protect our proprietary rights and operate our business without conflicting with the rights of others;

•	our marketing plan;

•	our expectations and estimates concerning our future operating and financial performance;

•	our ability to recruit and retain key personnel;

•	our ability to enter into collaboration agreements with third parties;

•	the impact of competition, regulatory requirements and technological change on our business; and

•	our expectation that we will be able to raise capital when we need it.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	general economic and business conditions;

•	substantial doubt about our ability to continue as a going concern;

•	we may need to raise additional funds in the future which may not be available on acceptable terms or at all;

•	if we are unable to successfully recruit and retain qualified personnel, we may not be able to continue our operation;

•	we may not be able to successfully implement our business plan;

•	if we are unable to successfully acquire, develop or commercialize new products, our operating results will suffer;

•	our expenditures may not result in commercially successful products;

•	third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products; and

•	other factors discussed under the section entitled “Risk Factors”.

These risks may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of such shares will be for the account of the selling stockholders. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.  We will receive proceeds from the purchase of Shares by PVLLC and pursuant to the Equity Purchase Agreement.

SELLING STOCKHOLDERS

The selling stockholders identified in this prospectus may offer and sell up to 10,000,000 shares of our common stock to be sold by PVLLC pursuant to the Equity Purchase Agreement, and 4,000,000 shares of our common stock issued pursuant to a Cancellation and Release Agreement entered into with the Shareholder. The 4,000,000 shares have been issued and presently represent 8.8% of our issued and outstanding share capital. If issued presently, the 10,000,000 shares of common stock registered for resale by PVLLC would represent approximately 22% of the issued and outstanding shares of common stock as of January 24, 2017, including the issuance of the shares to PVLLC.

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

None of the selling stockholders are broker-dealers or affiliates of broker-dealers. PVLLC will be deemed to be an underwriter within the meaning of the Securities Act. Certain other selling stockholders may also be deemed to be underwriters. Any profits realized by such selling stockholders may be deemed to be underwriting commissions.

Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholders acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of January 15, 2017, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 45,331,186 shares of our common stock outstanding as of January 24, 2017.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of Common Stock	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering(1)	Being Offered	# of Shares(2)	% of Class(2)

PHENIX VENTURES, LLC (3)	0	10,000,000	0	N/A

GANNON GIGUIERE (4)	4,000,000	4,000,000	0	N/A

Notes:

(1)
Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)
Because the selling stockholders may offer and sell all or only some portion of the 10,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.
(

(3)	Once issued, Gannon Giguiere, Managing Member of PVLLC, LLC, will have the same voting and dispositive powers as other Common Stock holders have, with respect to the shares of the Common Stock issued.

(4)	Pursuant to the Cancellation and Release Agreement entered into with SDOI, Shares were issued to Gannon Giguiere, SDOI’s designee and president of SDOI, and has the same voting and dispositive powers as other Common Stock holders have, with respect to the shares of the Common Stock issued.

Gannon Giguiere is the President of Separation Degrees – One, Inc. and is the Managing Member of Phenix Ventures, LLC.  Mr. Giguiere will not hold more than 9.99% of the issued and outstanding shares of our Common Stock at any time.

THE OFFERING

On January 10, 2017, we entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with PHENIX VENTURES, LLC (“PVLLC”). Although we are not mandated to sell shares under the Equity Purchase Agreement, the Equity Purchase Agreement gives us the option to sell to PVLLC, up to $35,000,000 worth of our common stock over the period ending January 25, 2019 (or 24 months from the date this Registration Statement is effective). The $35,000,000 was stated as the total amount of available funding in the Equity Purchase Agreement because this was the maximum amount that PVLLC agreed to offer us in funding. There is no assurance that the market price of our common stock will increase in the future. The number of common shares that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Equity Purchase Agreement. Therefore, we may not have access to the full commitment under the Equity Purchase Agreement unless the market price of our common stock increases substantially from its current level. Based on the market closing price ($3.20) of the shares of our common stock on January 24, 2017, this registration statement covers the offer and possible sale of $27,700,000 worth of our shares.

The purchase price of the common stock will be set at eighty-three percent (83%) of the volume weighted average price (“VWAP”) of the common stock during the pricing period. The pricing period will be the ten consecutive trading days immediately after the Put Notice date. In addition, there is an ownership limit for PVLLC of 9.99%.

On the Put Notice date, we are required to deliver Put shares to PVLLC in an amount (the “Estimated Put Shares”) determined by dividing the closing price on the trading day immediately preceding the Put Notice date multiplied by 83% and PVLLC is required to simultaneously deliver to us, the investment amount indicated on the Put Notice. At the end of the pricing period when the purchase price is established and the number of Put Shares for a particular Put is definitely determined, PVLLC must return to us for cancellation any excess Put Shares provided as Estimated Put Shares or alternatively, we must deliver to PVLLC any additional Put Shares required to cover the shortfall between the amount of Estimated Put Shares and the amount of Put Shares. At the end of the pricing period, we must also return to PVLLC any excess related to the investment amount previously delivered to us.

PVLLC is not permitted to engage in short sales involving our common stock during the commitment period ending January 25, 2019. In accordance with Regulation SHO however, sales of our common stock by PVLLC after delivery of a Put Notice of such number of shares reasonably expected to be purchased by PVLLC under a Put will not be deemed a short sale.

In addition, we must deliver the other required documents, instruments and writings required. PVLLC is not required to purchase the Put Shares unless:

•	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective.

•	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities.

•	We shall have filed with the SEC in a timely manner all reports, notices and other documents required.

As we draw down on the equity line of credit, shares of our common stock will be sold into the market by PVLLC. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

Neither the Equity Purchase Agreement nor any rights of ours, or PVLLC’s, thereunder may be assigned to any other person.

PLAN OF DISTRIBUTION

Each of the selling stockholders named above and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

PVLLC is an underwriter within the meaning of the Securities Act of 1933 and other selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We estimate that the expenses of the offering to be borne by us will be approximately $60,000. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We will, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement with PVLLC. Neither the Equity Purchase Agreement with PVLLC nor any rights of the parties under the Equity Purchase Agreement with PVLLC may be assigned or delegated to any other person.

We have entered into an agreement with PVLLC to keep this prospectus effective until PVLLC has sold all of the common shares purchased by it under the Equity Purchase Agreement and has no right to acquire any additional shares of common stock under the Equity Purchase Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

DESCRIPTION OF SECURITIES

Common Shares

We are authorized to issue 650,000,000 common shares with a par value of $0.0001 per share. As of January 24, 2017, there were 45,331,186 common shares outstanding.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter, except for the removal of directors (which requires a 2/3 vote) with or without cause is to be the act of our stockholders. Our bylaws provide that any two stockholders represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, is not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of our stock, whether presently or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by our Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors. Our stockholders may similarly amend our by-laws by majority vote from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares of which such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

1.	20% or more but less than 33 1/3%;

2.	33 1/3% or more but less than or equal to 50%; or

3.	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

1.	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 200 stockholders or 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we conduct any business in Nevada, either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of January 24, 2017, we had approximately 75 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have the effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

1.
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

2.	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

1.	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

2.	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

3.	representing 10% or more of the earning power or net income of the corporation.

Preferred Shares

We are authorized to issue up to 20,000,000 preferred shares with a par value of $0.0001 per share. As of December 1, 2016, there were no Series A preferred shares outstanding.  Each share of Series A Preferred Stock has the right to cast one thousand (1,000) votes and has no conversion privileges. Preferred Shares may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, options or other special rights and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of our board of directors.

Transfer Agent

The transfer agent and registrar for our common stock is Empire Stock Transfer at 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Warrants

We have no outstanding warrants and we have not issued any warrants in the fiscal year ending January 31, 2016, and the nine months ending October 31, 2016.

Options

We currently have no outstanding options.

Change in Control

There are no provisions in our certificate of incorporation or bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

INTEREST OF NAMED EXPERTS AND COUNSEL

The unaudited consolidated financial statements as of October 31, 2016, were audited by BF Borgers, CPA PC and included in this Prospectus starting on page F-1, and have been so included in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

On March 7, 2016, Eco Science Solutions, Inc. (“ESSI”) dismissed its independent registered public accounting firm, Seale & Beers, CPAs.  Seale & Beers reviewed our Form 10-Q Quarterly Report filed on December 15, 2015 for the period ending October 31, 2015, and no adverse opinion or disclaimer of opinion exists, and no reports were qualified or modified as to uncertainty, audit scope or accounting principle.

On March 7, 2016, our board of directors approved the engagement of BF Borgers, CPA PC (“Borgers”), as the Company’s new independent registered public accounting firm.  During the fiscal year ended January 31, 2015, and the preceding interim period prior to the engagement of Borgers, the Company has not consulted Borgers regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

During the quarter ended October 31, 2015, and through the fiscal year ended January 31, 2015, up to the date of dismissal of Seale & Beers, (a) there were no disagreements with Seale & Beers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Seale & Beers, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The unaudited consolidated financial statements as of October 31, 2016, included in this Prospectus starting page F-1 have been so included in reliance on the review engagement entered into between the Company and BF Borgers CPA PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SD Mitchell & Associates, PLC has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Corporate History

On December 8, 2009, we were incorporated in the state of Nevada, under the name Pristine Solutions, Inc. The Company’s wholly owned subsidiary, Pristine Solutions Limited, was incorporated under the laws of Jamaica.

The Company’s original business plan focused on developing a network of sales points for the sale and service of tankless water heaters in Jamaica, through Pristine Solutions Limited. The Company’s aim was to become the first tankless water heater company specializing in tankless-only products to enter the Jamaican market, and the only company in the Jamaican market offering solar-powered tankless water heater products.

On August 23, 2012, the Company and its controlling stockholders entered into a Share Exchange Agreement (the “Share Exchange”) with Eaton Scientific Systems, Ltd., a Nevada corporation (“ESSL”) and the shareholders of ESSL (the “ESSL Shareholders”), whereby the Company acquired 25,000,000 shares of common stock (100%) of ESSL (the “ESSL Stock”) from the ESSL Shareholders. In exchange for the ESSL Stock, the Company issued 25,000,000 shares of its common stock to the ESSL Shareholders. In addition, the Company’s Chief Executive Officer, Mr. Michael J. Borkowski, on behalf of the Company, entered into a Common Stock Purchase Agreement with the Company’s controlling shareholder, and former President, Ms. Christine Buchanan-McKenzie, whereby the Company would purchase one hundred percent (100%), or 240,000,000 shares, of the Company’s common shares owned by Mrs. Buchanan-McKenzie, at par value $.0001, and representing approximately 54.1% of the Company’s total issued and outstanding shares.

As a result of the share exchange and stock purchase agreement with Eaton Scientific Systems, Inc. (ESSL), a privately held company, the following occurred: (i) a change in control of the Company; (ii) ESSL became the Company’s wholly owned subsidiary; and (iii) the ESSL operations continued as its primary business.

On November 27, 2012, we filed a Certificate of Amendment with the State of Nevada in order to change our name to Eaton Scientific Systems, Inc.

On November 26, 2013, the Company and its Majority Shareholders (the “Majority Stockholders”) entered into an Agreement for the Purchase of Common Stock (the “Stock Purchase Agreement”) with Domenic Marciano whereby Marciano acquired 227,370,000 shares of the Company’s common stock from the Majority Stockholders at par value $.00001, representing approximately 51.3% of the Company’s total issued and outstanding shares, in exchange for cash in the amount of $22,737 (the “Cash Proceeds”). The Stock Purchase Agreement, and subsequent transaction closing, was completed on November 26, 2013, and a change in control of the Company took place. The Majority Shareholders and the Company’s Management voted to “Spin-out” to its Shareholders, one hundred percent (100%) of the issued and outstanding shares of Eaton Scientific Systems Ltd., its operating subsidiary, on a one-for-one basis within sixty-days (60) of the Change of Control of the Company, or by January 25, 2014.

On December 4, 2013, the Company executed an Agreement of the License of Intellectual Property (the “License Agreement”) dated November 4, 2013 with Eco Science Solutions International, Inc., a Canadian corporation (“ESS International”), acquiring an exclusive license to the EcoFlora Spark Plug, a unique product based on its "Internal Pre-Combustion Chamber High Efficiency Spark Plug" technology for which the US Patent and Trademark Office (“USPTO”) issued Patent #8,853,925. In connection with the License Agreement, the Company issued Eco Science Solutions International 2,500,000 shares of the Company’s Series “A” Convertible Preferred Stock. The Preferred Stock is convertible into common stock at a conversion rate of 10 common shares for each preferred share. Enclosed with this letter is a copy of a Current Report on Form 8-K filed by the Company with the Commission on December 6, 2013, disclosing the Agreement and the Share issuance.

On January 8, 2014, the Company’s wholly owned subsidiary, Eaton Scientific Systems (“ESSL”) completed its separation from the Company. Additionally, the Company changed its name from Pristine Solutions, Inc. to Eco Science Solutions, Inc.

On August 28, 2015, the License Agreements relative to the EcoFlora Spark Plug were terminated. On August 31, 2015, the Company executed an Asset Purchase Agreement dated August 28, 2015 (the "Purchase Agreement") with Kensington Marketing, Inc., a Nevada corporation, to acquire a certain technology application known as “Stay Hydrated.” In exchange for the technology application, the Company issued 1,500,000 restricted shares of the Company's common stock, valued at $150,000.

On September 3, 2015, 4,966,667 shares of the Company’s issued and outstanding common stock, were cancelled by the certificate holder pursuant to the termination of the licensing agreement for the EcoFlora Plug.

On November 1, 2015, the Company entered into a new Employment Agreement with Mr. Borkowski (the “2015 Employment Agreement”). The Employment Agreement is for a term of one (1) year, and includes compensation in the amount of $36,000 per year, compensation for certain travel expenses, and grants to purchase 2,000,000 shares of the Company’s common stock at par, which vest quarterly beginning November 1, 2015, at 500,000 shares per vesting period through August 1, 2016 (the “2015 Stock Award”). In connection with the 2015 Stock Award, $160,000 has been recorded as deferred compensation, to be amortized over the next 9 months.

On November 19, 2015, in accordance with his 2015 Employment Agreement, the Company issued 500,000 shares of restricted common stock, valued at $40,000, to its President for cash in the amount of $500. As a result, additional paid in capital was reduced by $49,500.

On December 7, 2015, the Board of approved the authorization of a 1 for 50 reverse stock split of the Company’s outstanding shares of common stock. On December 11, 2015, the Company obtained the written consent of a stockholder, Domenic Marciano, an individual, holding 71% voting power of the Company’s outstanding capital stock as of December 1, 2015, to effect the reverse stock split.

On December 9, 2015, in accordance with a certain Asset Purchase Agreement dated August 28, 2015, the Company issued 1,500,000 shares of restricted common stock, valued at $150,000.

On December 10, 2015, Mark Dilley resigned as a Director of the Company.

On December 15, 2015, Domenic Marciano, the Company’s majority shareholder, sold his shares in a private transaction equally to Mr. Jeffery Taylor and to Mr. Don Taylor. Mr. Jeffery Taylor and Mr. Don Taylor are now the controlling shareholders of the Company and own the majority of issued and outstanding shares.

On December 17, 2015, Michael Borkowski resigned as Director, President and Chief Executive Officer of the Company.

Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer and President of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company.

On December 21, 2015 the Company entered into employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor for a period of 24 months, where after the contract may be renewed in one year terms at the election of both parties. Jeffery Taylor shall receive an annual gross salary of $115,000 and Don Lee Taylor shall receive an annual gross salary of $105,000 payable in equal installments on the last day of each calendar month and which may be accrued until such time as the Company has sufficient cash flow to settle amounts payable. Further under the terms of the respective agreements all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which relate to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable.

On January 1, 2016, the Company entered into a technology licensing and marketing support agreement with Separation Degrees – One, Inc. (“SDOI”) that will result in the development, licensing and management of on-going technology solutions and marketing campaigns for ESSI’s initiatives. Under the terms of the agreement, the Company will issue to SDOI 1,000 Series A Preferred Shares in consideration for the Licensing Agreement, as well as S-8 shares to cover monthly service charges including ongoing project and planned technical development/maintenance, production and staging server administration, ongoing marketing services and monthly advertising management. Monthly services shall be invoiced at a flat rate of $35,000 per month and shall be settled by the issuance of shares of common stock at a 30% discount to the market close on the date of payment due (the 1st of every month), or a share price of $0.01 whichever is greater.

On January 4, 2016 the Company entered into a further agreement with SDOI for the purchase of a discrete communications software platform, including custom developed libraries, the consideration for which was the issuance of 500,000 shares of common stock.

On January 8, 2016, the Board of Directors authorized the withdrawal of the Reverse Split application with FINRA.

On January 11, 2016, Mr. Domenic Marciano tendered his resignation as Chairman of the Board of Directors of the Company, Secretary and Treasurer and Mr. Jeffery and Mr. Don Taylor were appointed to the Company’s Board of Directors. Mr. Jeffery Taylor was appointed Secretary and Mr. Don Lee Taylor was appointed Treasurer.

On January 11, 2016, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series A Voting Preferred Stock. The holder of the shares of the Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval. The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval. The Series A Voting Preferred Stock will not be convertible into Common Stock.

Concurrently, on January 11, 2016, the Company cancelled the agreement with Kensington Marketing, cancelled 1,500,000 shares of Common Stock issued to Kensington Marketing, and returned the “Stay Hydrated” application the Company acquired in exchange for the 1,500,000 shares.

On January 12, 2016, the Company filed an Amendment to the Articles of Incorporation designating 1,000 of its authorized 50,000,000 Preferred Shares as Series A Voting Preferred Shares.

With the departure and appointment of officers and directors of the Company, the direction of business the Company is focusing on has changed. The Company is focused on eco-friendly products, development and businesses. The Company will focus first on e-commerce for the cannabis industry and will launch an e-commerce marketplace platform via a downloadable application where consumers can search for local dispensaries, delivery services, doctors and related cannabis products.

On February 26, 2016 the Company announced it had canceled 1,000,000 shares of common stock, as part of a stock buyback program designed to increase current shareholder value by repurchasing and retiring existing outstanding common stock.

Under the stock repurchase program, and depending on market conditions, shares may be repurchased from time to time at prevailing market prices through open-market or negotiated transactions in accordance with all applicable securities laws and regulations. To remain in compliance with item 703 of Regulation S-K the Company, whether through an open market or private transaction, will at a minimum disclose on a quarterly basis all repurchases of equity securities.

On March 7, 2016, Eco Science Solutions, Inc. (“ESSI”) dismissed its independent registered public accounting firm, Seale & Beers, CPAs. Seale & Beers reviewd our Form 10-Q Quarterly Report filed on December 15, 2015 for the period ending October 31, 2015, and no adverse opinion or disclaimer of opinion exists, and no reports were qualified or modified as to uncertainty, audit scope or accounting principle.

During the quarter ended October 31, 2015, and through the fiscal year ended January 31, 2015, up to the date of dismissal of Seale & Beers, (a) there were no disagreements with Seale & Beers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Seale & Beers, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On March 7, 2016, our board of directors approved the engagement of BF Borgers, CPA PC (“Borgers”), as the Company’s new independent registered public accounting firm. During the fiscal year ended January 31, 2015, and the preceding interim period prior to the engagement of Borgers, the Company has not consulted Borgers regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

The Company’s engagement of BF Borgers, CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016 became effective March 7, 2016 upon execution of the engagement letter on such date.

On April 1, 2016 the Company filed a Form S-8 to register 5,000,000 shares of Common Stock, $0.00001 par value per share, under its 2016 Equity Incentive Plan.

On June 1, 2016, the Company and SDOI entered into a further amendment to the terms of the aforementioned agreements, which provided for the following:

(1) SDOI will not be issued Series A Preferred Stock initially equal to the current total authorized common shares outstanding of 650,000,000;

(2) Invoices for advertising services billed separately from the $35,000 standard monthly fee will have the same terms as the monthly fee; i.e., the amount invoiced will be paid via the issuance of S-8 shares of ESSI Common Stock (issued at a 30% discount to the market VWAP on the date of payment due or a share price of $0.01, whichever is greater).

On July 22, 2016, the Company received approval from the Depository Trust Company (“DTC”), making shares of the Company eligible for electronic deposit.

On December 16, 2016, the Company executed a Cancellation and Release Agreement of a certain Convertible Note, held by an unrelated party, and in the amount of One Hundred Eighty Six Thousand Seven Hundred Three Dollars Ninety Two Cents ($186,703.92) of principal and accrued interest. This Note was originally entered into during previous management and the Company and the Note Holder felt it to be in the best interest of the Company, and the Shareholders, to reduce the amount of outstanding debt of the Company.  No further obligation, one to the other, is contemplated.

On December 16, 2016, the Company executed a Cancellation and Release Agreement of a certain Convertible Note, held by a related party, and in the amount of Two Hundred Seventy Five Thousand Nine Hundred Fifty Six Dollars Eighty Cents ($275,956.80) of principal and accrued interest. This Note was originally entered into during previous management and the Company and the Note Holder felt it to be in the best interest of the Company and the Shareholders, to reduce the amount of the outstanding debt of the Company. No further obligation, one to the other, is contemplated.

Both Cancellation and Release Agreements were entered into on November 18, 2016; however, they were not executed and effective until December 16, 2016. Further, a Form 8-K was filed on December 27, 2016, with regard to the above-referenced Cancellation and Release Agreements; the amounts set forth in that 8-K were incorrect; the correct amounts owed under those Notes are set forth above.

On January 10, 2017, the Company entered into a Cancellation and Release Agreement with Separation Degrees – One, Inc. wherein the Company owed a total amount of $1,920,424, to SDOI in unpaid fees under the Technology Licensing and Marketing Agreement, which the Company entered into with SDOI on January 1, 2016. The total amount of unpaid fees could be paid with common shares, and pursuant to the terms of the Agreement, the amount of shares that would equal the amount of the unpaid fees would be 16,745,247 Shares of Common Stock.

The Cancellation and Release Agreement entered into with SDOI allowed for the cancellation of the unpaid fees in exchange for 4,000,000 Shares of the Company’s Common Stock. The Board of Directors, on January 10, 2017, resolved to execute the Agreements and instructed the Transfer Agent to issue the 4,000,000 to SDOI or its Designee. No further obligation, one to the other, is contemplated.

Our Current Business

From enterprise software solutions, to consumer apps for daily use, the Company develops technical solutions that empower enthusiasts in their pursuit and enjoyment of building eco-friendly businesses and living healthy lifestyles.

Eco Science’s core services span business location, localized communications between consumers and business operators, social networking, educational content, e-commerce, and delivery.

The Company’s e-commerce platform enables health-and-wellness enthusiasts to easily locate, access, and connect with health-and-wellness businesses and like-minded enthusiasts, and to facilitate the research of and purchasing of eco-friendly products … anytime, anywhere.

Eco Science Solutions’ core product offerings include: the Herbo iOS and Android mobile applications; the Herbo Driver iOS and Android mobile applications; the Fitrix iOS and Android mobile applications; the UseHerbo ecommerce platform; and “The Pursuit of Fine Herb” original content found on its Eco Science Solutions website, and social networking channels, such as Facebook, Instagram, Twitter and YouTube.

Consumers may use the Herbo apps, with a database of over 14,000 alternative medicine locations and delivery services, doctors who provide evaluations, and local shops that sell relevant product. The Herbo app helps consumers find products and services that support the intake of alternative medicines for a more naturopathic way of living.

Consumers may use the “Fitrix” apps, a powerful and flexible companion which helps users keep track of your day to day fitness routines, dietary habits and alternative medicine intake.  Fitrix users can measure and track anything and everything when it comes to their Health and their Wellness. One can track the accomplishment of custom created goals, monitor dietary, exercise and alternative medication schedules, be notified of important milestones, establish timelines to develop effective habits ... all leveraging a unique notebook and calendar.

Under the direction and vision of our officers and directors, Jeff Taylor and Don Taylor, the Company continues to release into the market “The Pursuit of Fine Herb” original content. Originally created and copyrighted content within two distinct channels: one branded Eco Science Solutions, which is focused on Legislative, Geo-political, Financial, Commercial Growing / Distributing, and general Macro-trends within the Cannabis marketplace; and one branded Herbo, which is focused on Daily lifestyle and Consumption, Medical and Recreational Usage, Reviews of Application, Products, Technologies and Commerce Options, Food Pairings and Edibles.

Shareholders may find the Company’s products and content through www.ecossi.com or www.useherbo.com respectively. Users can also locate our content on the Company's other popular social media outlets such as Facebook and YouTube.

Competition

The market for mobile health and wellness applications is large and growing. This market is extremely competitive and characterized by well-funded existing players, high capital inflows, and rapidly changing technologies. In addition to competitive and technological challenges, participants in the social media industry must remain flexible enough to accommodate changes in consumer preferences and tastes.

Employees

As of January 1, 2017, we had 6 employees and 23 independent contractors.

Government Regulations

Our business as presently conducted is not subject to any unique or industry related governmental regulations.

Loans, Advances and Convertible Debt

Third party loans and convertible notes:

Note 1:

On May 9, 2016 the Company issued 596,884 shares of common stock to an unrelated third party in respect to the assignment of the remaining balance of a convertible note in the principal amount of $96,100.   Upon assignment the conversion terms of the note were amended from $0.003 per share to a 40% discount to market based on the date immediately prior to the notice of conversion.  As a result, the shares were issued in full settlement of the principal value of the note at $0.161 per share.

As of October 31, 2016 an unsecured convertible promissory note in the remaining sum of $136,350 (January 31, 2016 - $232,450). The note bears interest at a rate of 6% per annum, is due January 31, 2017, and is convertible into the Company’s common stock at a rate of $0.003 per share.

As of October 31, 2016 and January 31, 2016, the Company has accrued $52,373 and $44,680, respectively, as interest on the convertible note payable.

On November 18, 2016 the holder of this debt agreed to fully extinguish all amounts payable consisting of $136,350 principal and $50,354 in accrued interest for a total of $186,704. As a result, the Company has no further indebtedness to this unrelated third party.

Note 2:

During the nine months ended October 31, 2016, the Company received an accumulated amount of $229,180 from a third party. The note bears interest at a rate of 1% per annum, and is due three months from issue date.  As of October 31, 2016, the Company has accrued $252, as interest on the note payable.

Note 3:

During the nine months ended October 31, 2016, the Company received an accumulated amount of $14,930 from a third party. The note bears interest at a rate of 1% per annum, and is due in three months from issue date.

As of October 31, 2016 the Company has accrued $66 as interest on the note payable.

Related Party Transactions

Transactions with Mike Borkowski, former officer and director

As of October 31, 2016 and January 31, 2016, a company controlled by the Company’s former Chairman of the Board was due a principal balance of $251,045 in respect to a demand convertible note payable.

During the nine months ended October 31, 2016 the Company has accrued $9,423 with respect to the aforementioned note payable.

On November 18, 2016 the noteholder agreed to fully extinguish all amounts payable consisting of $251,045 principal and $24,912 in accrued interest for a total of $275,957. As a result, the Company has no further indebtedness to this noteholder.

On October 1, 2015 the Company issued its former President a convertible promissory note in the principal amount of $59,000 for unpaid compensation.  The note bears interest at a rate of 6% per annum, matures on October 1, 2017, and contains a repayment provision which permits the holder to convert the debt into the Company's common stock at a rate of 80% of the fair market value of the common stock on the date of conversion.  The conversion discount of 20% of FMV results in a beneficial conversion feature.  As a result, the difference between the conversion rate and the market rate of $14,750 on the date of the transaction has been classified as a discount on the note.  As of October 31, 2016, the Company expensed $5,535 as amortization of the debt discount which is included as interest expense.  As of October 31, 2016, $6,755 of unamortized discount remains, and will be amortized over the next 14 months.

Transactions with Jeffery Taylor and Don Taylor, CEO and CFO

Notes payable:

On February 17, 2016 the Company issued promissory notes to Mr. Jeffery Taylor, CEO, in the amount of $17,500 and to Mr. Don Lee Taylor, CFO, in the amount of $17,500, respectively. The notes bear interest at a rate of 1% per annum, maturing on August 17, 2016. During the nine months ended October 31, 2016, the company repaid $2,500 to Mr. Jeffery Taylor and $2,500 to Mr. Don Lee Taylor.

As of October 31, 2016, the Company has accrued $229 as interest with respect to the above notes.

DESCRIPTION OF PROPERTY

Principal Offices

Our principal office is located 1135 Makawao Avenue, Suite 103-188, Makawao, Hawaii 96768. We pay monthly rent of approximately $400, on a month-to-month basis.

We do not own any real estate.

LEGAL PROCEEDINGS

We know of no material pending legal proceedings to which our company or our subsidiaries is a party or of which any of our properties, or the properties of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or has a material interest adverse to our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Company has been quoted on the OTC Markets since September 14, 2010. From September 14, 2010, through May 3, 2013, our common stock was quoted on the OTC Markets under the name “Pristine Solutions, Inc.” From May 3, 2013, until February 18, 2014, our Company was quoted on the OTC Markets under the name “Eaton Scientific Systems, Inc.” Since February 18, 2014, our common stock has been quoted on the OTC Markets under the name “Eco Science Solutions, Inc. and under the symbol “ESSI”.

The following table sets forth, for the quarters indicated, the high and low closing bid prices per share of our common stock on the OTCBB, reported by the Financial Industry Regulatory Authority Composite Feed or other qualified interdealer quotation medium. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low
October 31, 2016	$1.85	$0.93
July 31, 2016	$0.38	$0.21
April 30, 2016	$0.40	$0.33
January 31, 2016	$0.24	$0.00
October 30, 2015	$0.10	$0.08
July 31, 2015	$0.26	$0.01
April 30, 2015	$0.27	$0.02
January 31, 2015	$0.25	$0.15

As of January 24, 2017, we had 75 shareholders of record for our common stock.

Dividends

We have never declared any cash dividends with respect to our common stock. Future payment of dividends is within the discretion of our Board of Directors and will depend on our earnings, capital requirements, financial condition and other relevant factors. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

Equity Compensation Plan Information

The purpose of this Plan is to attract, retain and motivate the officers, directors, employees and consultants of the Company and its Subsidiaries and Affiliates, as well as provide a means of compensation for consultants, and to promote the success of the Company’s business by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on fulfilling certain performance goals.

The Plan shall become effective and Awards may be granted on and after January 1, 2016 (the “Effective Date”). Any Awards of incentive stock options granted under the Plan are granted subject to approval of the Plan by the stockholders of the Company within twelve (12) months after the Effective Date. If such approval has not been obtained within such twelve (12) month period, grants of incentive stock options shall be deemed to have been grants of non-qualified stock options.

Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under this Plan; provided, however, that Options and Stock Appreciation Rights may only be granted to those Employees, Directors and Consultants with respect to whom the Company is an “eligible issuer” within the meaning of Section 409A of the Code. The designation of an individual as a Participant in any year shall not require that the Committee designate such individual to receive an Award in any other year or to receive the same type or amount of Award in any other year.

Awards under this Plan may be granted in any one or a combination of: (a) Non-Restricted Employee Benefit Plan Stock; (b) Restricted Stock; and (c) Other Stock-Based Awards. Awards granted under this Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, including, without limitation, restrictive covenants, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of this Plan and any such Award Agreement, the provisions of the Plan shall prevail unless otherwise indicated in the Award Agreement.

Transfer Agent

The shares of our common stock are issued in registered form. The transfer agent and registrar for our common stock is Empire Stock Transfer; located at 1859 Whitney Mesa Drive, Henderson, Nevada 89014, (702) 818-5898.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that reflect our current views with respect to future events and financial performance within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements preceded by, followed by or that otherwise include the words “believe”, “expects”, “anticipates”, “intends”, “estimates”, “projects”, “target”, “goal”, “plans”, “objective”, “should”, or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to, the availability and pricing of additional capital to finance operations.

The following discussion should be read in conjunction with our audited and unaudited financial statements and the accompanying notes included elsewhere in this prospectus.

Overview

From enterprise software solutions, to consumer apps for daily use, the Company develops technical solutions that empower enthusiasts in their pursuit and enjoyment of building eco-friendly businesses and living healthy lifestyles.

Eco Science’s core services span business location, localized communications between consumers and business operators, social networking, educational content, e-commerce, and delivery.

The Company’s e-commerce platform enables health-and-wellness enthusiasts to easily locate, access, and connect with health-and-wellness businesses and like-minded enthusiasts, and to facilitate the research of and purchasing of eco-friendly products … anytime, anywhere.

Eco Science Solutions’ core product offerings include: the Herbo iOS and Android mobile applications; the Herbo Driver iOS and Android mobile applications; the Fitrix iOS and Android mobile applications; the UseHerbo ecommerce platform; and “The Pursuit of Fine Herb” original content found on its Eco Science Solutions website, and social networking channels, such as Facebook, Instagram, Twitter and YouTube.

Consumers may use the Herbo apps, with a database of over 14,000 alternative medicine locations and delivery services, doctors who provide evaluations, and local shops that sell relevant product. The Herbo app helps consumers find products and services that support the intake of alternative medicines for a more naturopathic way of living.

Consumers may use the “Fitrix” apps, a powerful and flexible companion which helps users keep track of your day to day fitness routines, dietary habits and alternative medicine intake.  Fitrix users can measure and track anything and everything when it comes to their Health and their Wellness. One can track the accomplishment of custom created goals, monitor dietary, exercise and alternative medication schedules, be notified of important milestones, establish timelines to develop effective habits ... all leveraging a unique notebook and calendar.

Under the direction and vision of our officers and directors, Jeff Taylor and Don Taylor, the Company continues to release into the market “The Pursuit of Fine Herb” original content. Originally created and copyrighted content within two distinct channels: one branded Eco Science Solutions, which is focused on Legislative, Geo-political, Financial, Commercial Growing / Distributing, and general Macro-trends within the Cannabis marketplace; and one branded Herbo, which is focused on Daily lifestyle and Consumption, Medical and Recreational Usage, Reviews of Application, Products, Technologies and Commerce Options, Food Pairings and Edibles.

Shareholders may find the Company’s products and content through www.ecossi.com or www.useherbo.com respectively. Users can also locate our content on the Company's other popular social media outlets such as Facebook and YouTube.

We will continue to develop and commercialize our mobile health and wellness application business. This will require us to raise additional funds to support our future growth plans.

The Company is a speculative investment, and investors may lose some or all of their investment in the Company.

We have incurred losses since our inception on December 8, 2009, to January 15, 2017, and have generated minimal revenues which are not yet sufficient to meet the associated costs. The future of our Company is dependent upon our ability to (i) obtain additional financing; (ii) successfully develop and market our products and services; and (iii) achieve revenues and profitability.

Our consolidated financial statements for the year ended January 31, 2016 were prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Our independent registered public accounting firm has issued a report for the year ended January 31, 2016, that included an explanatory paragraph referring to our recurring net losses and accumulated deficit and expressing substantial doubt in our ability to continue as a going concern.

Results of Operations

Revenues

Revenues generated during the period December 8, 2009, (date of inception) through October 31, 2016, were not sufficient to meet associated costs.

Loss from Operations

Three months ended October 31, 2016 and 2015

The following summary of the Company’s results of operations should be read in conjunction with the Company’s unaudited financial statements for the three months ended October 31, 2016 included herein:

	For the three months ended October 31,
	2016	2015

Depreciation	$189	$-
General and administrative expenses	216,019	20,323
Advertising and marketing	605,018	-
Amortization of stock options	-	151,250
Net operating loss	(812,226)	(171,573)

Other income (expenses)
Interest expense	(8,289)	(7,203)
Impairment loss		(150,000)
Loss on shares issued for services and fees	(305,323)	-
Total other income (expenses)	(313,612)	(157,203)

Net loss	$(1,134,838)	(328,776)

Revenue

The Company has only recently launched its current business activity and has not yet generated revenues from its primary business operation.

Cost of sales

To date the Company has not yet recorded revenues in respect to its primary business activities.  Costs of sales are expected to include advertising fees, commission fees associated with the download of our apps and sales of online products, server fees and other associated expenditures related to production of content for our blogs.

General and Administrative Expenses

	For the three months ended October 31,
	2016	2015	Variances
Legal, accounting and audit fees	$16,779	$4,000	$12,779
Management and consulting fees	58,985	12,250	46,735
Research, development, and promotion	112,000	-	112,000
Transfer agent and filing fees	1,770	-	1,770
Office supplies and other general expenses	26,485	4,073	22,412
Total general and administrative expenses	$216,019	$20,323	$195,696

Nine months ended October 31, 2016 and 2015

The following summary of the Company’s results of operations should be read in conjunction with the Company’s unaudited financial statements for the nine months ended October 31, 2016 included herein:

	For the nine months ended
	October 31, 2016	October 31, 2015

Depreciation	$440	$-
General and administrative expenses	642,112	52,854
Advertising and marketing	1,296,327	-
Amortization of stock options	-	453,750
Net operating loss	(1,938,879)	(506,604)

Other income (expenses)
Interest expense	(25,856)	(18,974)
Impairment loss	-	(150,000)
Loss on shares issued for services and fees	(684,748)	-
Total other income (expenses)	(710,604)	(168,974)

Net loss	$(2,649,483)	$(675,578)

Revenue

The Company has only recently launched its current business activity and has not yet generated revenues from its primary business operation.

Cost of sales

To date the Company has not yet recorded revenues in respect to its primary business activities.  Costs of sales are expected to include advertising fees, commission fees associated with the download of our apps and sales of online products, server fees and other associated expenditures related to production of content for our blogs.

General and Administrative Expenses

	For the nine months ended October 31,
	2016	2015	Variances
Legal, accounting and audit fees	$74,993	$13,502	$61,491
Management and consulting fees	206,752	27,050	179,702
Research, development, and promotion	286,500	-	286,500
Transfer agent and filing fees	4,180	1,746	2,434
Office supplies and other general expenses	69,687	10,556	59,131
Total general and administrative expenses	$642,112	$52,854	$589,

Results of Operations for the years ended January 31, 2016 and 2015

During the fiscal years ended January 31, 2016 and 2015, the Company has not generated any revenues.

As at January 31, 2016 and 2015, the Company had $6,706 and $13,322 in cash and total current assets.

During the fiscal year ended January 31, 2016, the Company incurred total operating expenses of $652,818, of which  $493,750 was stock-based compensation as a result of the issuance of certain stock options in fiscal year 2015, as compared to total operating expenses of $1,071,782, of which 945,000 was stock-based compensation as a result of the issuance of certain stock options in fiscal year 2014 for the same period in the prior fiscal year.

In addition, the company recorded interest expense of $28,338 and $18,554 in respect of certain convertible note agreements. During fiscal 2016 the Company incurred a loss on the divestiture of a technology application acquired in August 2015 called “Stay Hydrated” of $150,000 when new management determined to cancel the agreement and return the technology to the original holders in exchange for the return and cancellation of 1,500,000 shares, as it was not in-line with the objectives of the Company moving forward.  There was no comparative expense in fiscal 2015.  Further, the Company determined to impair the value of its newly acquired discrete communications software platform, which was recorded as an intangible asset valued at $3,500 based on the fair market value of the 500,000 shares of stock issuable under the acquisition agreement on the date of the transaction, following an evaluation of the technology at the fiscal year end which determined recovery of the value of the asset was indeterminate during the present stage of the Company’s execution of its revised business focus to operate in the eco friendly technology sector using social media sites and offering apps to generate advertising revenues and download fees.

The net loss in fiscal 2016 totaled $834,706 as compared to $1,090,336 in 2015.

The Company used net cash in operations of $72,866 and $140,066 respectively during the twelve month periods ended January 31, 2016 and 2015, recorded no cash used in or provided by investing activities, and received cash from financing activities of $66,250 and $147,704, predominantly as a result of related party loans.

Revenue

The Company has recently launched the first applications and channels in respect of our major business activity.  As yet we are unable to predict when we may commence generating revenues from these operations.

Cost of sales

Costs of sales are expected to include licensing, marketing and maintenance fees in respect to our proprietary software platform and licensed software services.  In addition, we can expect to incur fees associated with gaining followers for our YouTube channels and the advertising of our downloadable applications.

General and Administrative Expenses

	For the year ended
	January 31,
	2016	2015	Variances
Legal, accounting and audit fees	$14,602	$39,449	$(24,849)
Management and consulting fees	55,083	22,300	32,783
Research, development, and promotion	74,750	45,534	29,216
Transfer agent and filing fees	2,309	3,620	(1,311)
Office supplies and other general expenses	12,324	15,879	(3,555)
Total general and administrative expenses	$159,068	$126,782	$32,284

Liquidity and Capital Resources

We will need additional capital to implement our strategies. There is no assurance that we will be able to raise the amount of capital that we seek for acquisitions or for future growth plans. Even if financing is available, it may not be on terms that are acceptable to us. In addition, we do not have any determined sources for any future funding. If we are unable to raise the necessary capital at the times we require such funding, we may have to materially change our business plan, including delaying implementation of aspects of our business plan or curtailing or abandoning our business plan. We represent a speculative investment and investors may lose all of their investment.

Since inception, we have been financed primarily by way of sales of our common stock and by loans from officers and directors.

Nine Months Ended October 31, 2016

As of October 31, 2016, the Company had total current assets of $71,008, and total current liabilities of $2,972,818 as compared to $6,706 in current assets and $716,511 in total current liabilities at the fiscal year ended January 31, 2016. The Company has limited financial resources available outside loans from its officers and directors and funds it has obtained through use of convertible debt instruments and loans with third parties.  While the Company is working towards generating revenue to offset some of its existing operating expenditures, it is possible that without realization of additional capital, it would be unlikely for the Company to continue as a going concern. In order for the Company to remain a Going Concern it may need to find additional capital. Presently the Company is financing many of its key expenditures by way of issuance of shares to its key creditors for services provided and fees incurred. Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. During the most recently completed fiscal year management has obtained additional funding with success, however there is no guarantee we will be able to continue to obtain financing if and when required. The current economic downturn may make it difficult to find new capital sources for the Company should they be required.

Cash flows from operating activities

During the nine months ended October 31, 2016 and 2015 the Company used $200,862 and $56,660 of cash flow for operating activities respectively. The increase in cash used in operating activities is primarily attributable to an increase in costs during the period associated with the Company’s new operational focus.  During the period ended October 31, 2016 the Company recorded liabilities from unissued shares of $1,557,774 and $684,748 loss on shares issued for fees and services with no comparative expense in the nine months ended October 31, 2015.  In addition, during the period the Company incurred related party payables of $126,302 as compared to (3,250) in the nine months ended October 31, 2015 and reported an increase to accounts payable of $49,640 (2016) as compared to an increase of only $17,803 in 2015.  Finally, the Company recorded a substantive reduction to share based compensation in the nine months ended October 31, 2016 of only $25,000 compared to $453,750 in the nine months ended October 31, 2015. Prepaid expenses increased by $817 in the current nine months as compared to Nil in the period ended October 31, 2015.

Cash flows from investing activities

During the nine months ended October 31, 2016 the Company expended $2,263 to purchase equipment as compared to $Nil in the nine months ended October 31, 2015.

Cash flows from financing activities

During the nine months ended October 31, 2016 the Company received proceeds from related party loans totaling $35,000 as compared to $50,000 in the prior comparative period and repaid $5,000 in the current period as opposed to Nil in the prior comparative nine months.  During the nine months ended October 31, 2016, the Company received proceeds from third party loans totaling $244,110 as compared to $Nil in the prior comparative period. In addition, the Company expended $7,500 with respect to its share buyback program and returned 1,000,000 shares to treasury with no similar transaction in the nine months ended October 31, 2015.

As at the fiscal year ended January 31, 2016

As of January 31, 2016, the Company had total current assets of $6,706, and total current liabilities of $688,211. The Company has limited financial resources available outside loans from its officers and directors and funds it has obtained through use of convertible debt instruments and loans with third parties.  While the Company is working towards generating revenue to offset some of its existing operating expenditures, it is possible that without realization of additional capital, it would be unlikely for the Company to continue as a going concern. In order for the Company to remain a Going Concern it may need to find additional capital. Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. During the most recently completed fiscal year management has obtained additional funding with success, however there is no guarantee we will be able to continue to obtain financing if and when required. The current economic downturn may make it difficult to find new capital sources for the Company should they be required

Cash flows from operating activities

During the fiscal years ended January 31, 2016 and 2015 the Company used $72,866 and $140,066 of cash flow for operating activities respectively. The decrease in cash used in operating activities is primarily attributable to a decrease in overall operational expenditures. During the period ended October 31, 2016 the Company recorded stock based compensation costs of $493,750 and $945,000 respectively in fiscal 2016 and 2015, as well as an impairment loss of $153,500 in 2016 with respect to the impairment and divestiture of certain technology, with no similar expense in fiscal 2015.  In addition, both accounts payable and related party payables increased period over period from $1,229 (2015) to $22,547 (2016) and from $4,041 (2015) to $18,083 (2016) respectively. During fiscal 2016 the Company recorded an expense of $70,500 in respect to a liability for unissued shares with no comparable expense in fiscal 2015.

Cash flows from investing activities

During the fiscal years ended January 31, 2016 and 2015 there were no cash flows from investing activities.

Cash flows from financing activities

During the fiscal years ended January 31, 2016 and 2015 the Company received proceeds from related party loans totaling $65,000 and $147,054 respectively.  The Company also received proceeds from the sale of common stock of $1,250 (2016) and $650 (2015) in the comparative fiscal periods.  Cash flows from investing activities totaled $66,250 and $147,704 as at January 31, 2016 and 2015.

General

We will only commit to capital expenditures for any future projects requiring us to raise additional capital as and when adequate capital or new lines of finance are made available to us. There is no assurance that we will be able to obtain any financing or enter into any form of credit arrangement. Although we may be offered such financing, the terms may not be acceptable to us. If we are not able to secure financing or it is offered on unacceptable terms, then our business plan may have to be modified or curtailed or certain aspects terminated. There is no assurance that even with financing we will be able to achieve our goals.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues to date and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  As at October 31, 2016, the Company had a working capital deficit of $2,901,810 and an accumulated deficit of $12,542,076. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Critical Accounting Policies and Estimates

Significant Accounting Policies

 Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and cash equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of purchase to be cash equivalents. As of October 31, 2016 and January 31, 2015, respectively, the Company had cash, but no cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization on property and equipment are determined using the straight-line method over the three to five year estimated useful lives of the assets.

Technology and licensing rights (Intangible assets)

Technology and licensing rights are recorded at cost and capitalized, and are reviewed for impairment at a minimum of once per year or whenever events or changes in circumstances suggest a need for evaluation.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and were $1,296,327 during the nine month ended October 31, 2016 and $Nil in the same period ended October 31, 2015.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During the year ended January 31, 2016 the Company impaired $3,500 in long-lived assets relative to the acquisition of a communications platform.  In fiscal 2015 there was no impairment of long-lived assets.

Fair Value Measurements

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1:	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2:
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is reasonably assured.  As of October 31, 2016, no revenue has been recognized, as the Company changed its core business in January 2016 and is currently developing its new business operation.

Cost of Revenue

Costs of revenue consist of the direct expenses incurred in order to generate revenue. Such costs are recorded as incurred. Our cost of revenue will consist consists primarily of fees associated with the operation of our social media venues and fulfillment of specific customer advertising campaigns related to our downloadable apps.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Share-Based Payments, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recently issued accounting pronouncements

In October 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-16, Income Taxes - Intra-Entity Transfers of Assets Other Than Inventory (Topic 740): This update simplifies the accounting for the income tax consequences of transfers of assets from one unit of a corporation to another unit or subsidiary by eliminating an accounting exception that prevents the recognition of current and deferred income tax consequences for such “intra-entity transfers” until the assets have been sold to an outside party. The amendment should be applied using a modified retrospective transition method by means of a cumulative-effect adjustment directly to retained earnings as of the beginning of the period in which the guidance is adopted. This standard is not expected to have a material impact on our financial position, results of operations or statement of cash flows upon adoption.

In August 2016, FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The new standard will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The standard will be effective for the Company beginning January 1, 2018, with early application permitted. The standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case we would be required to apply the amendments prospectively as of the earliest date practicable.

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The new standard requires financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The standard will be effective for the Company beginning January 1, 2020, with early application permitted. This standard is not expected to have a material impact on our financial position, results of operations or statement of cash flows upon adoption.

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The new guidance will change how companies account for certain aspects of share-based payments to employees. Under existing accounting guidance, tax benefits and certain tax deficiencies arising from the vesting of share-based payments are recorded in additional paid-in-capital. The new guidance will require such benefits or deficiencies to be recognized as income tax benefits or expenses in the statement of operations.  Companies are required to apply the new guidance prospectively. The new standard is effective for fiscal years beginning after December 15, 2016.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Further, the lease requires a finance lease to recognize both an interest expense and an amortization of the associated expense. Operating leases generally recognize the associated expense on a straight line basis. ASU 2016-02 requires the Company to adopt the standard using a modified retrospective approach and adoption beginning on January 1, 2019.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. This new standard provides guidance on how entities measure certain equity investments and present changes in the fair value. This standard requires that entities measure certain equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income. ASU 2016-01 is effective for fiscal years beginning after December 31, 2017.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

Off-Balance Sheet Arrangements

None

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ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Nine Months ended October 31, 2016 and 2015
(Unaudited)

Page
Unaudited Balance Sheets as of October 31, 2016 and January 31, 2016	F-2
Unaudited Statements of Operations for the nine months ended October 31, 2016 and 2015	F-3
Unaudited Statement of Cash Flows for the nine months ended October 31, 2016 and 2015	F-4
Notes to the Unaudited Financial Statements	F-5 to F-15

ECO SCIENCE SOLUTIONS, INC.
BALANCE SHEETS

	October 31, 2016 (Unaudited)	January 31, 2016
ASSETS
Current assets
Cash	$70,191	$6,706
Prepaid expenses	817	-
Total current assets	71,008	6,706

Property and equipment, net	1,823	-

TOTAL ASSETS	$72,831	$6,706

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$116,813	$67,173
Related party payable	144,635	18,333
Notes payable, short-term, related party	30,000	-
Note payable	244,110	-
Notes payable, convertible	136,350	232,450
Notes payable, short-term, related party, convertible	251,045	251,045
Liabilities for allocated and unissued shares	2,049,865	147,510
Total current liabilities	2,972,818	716,511

Long term liabilities
Notes payable-convertible-related party, net of unamortized discount	52,245	46,710
Total long term liabilities	52,245	46,710
Total liabilities	3,025,063	763,221

Stockholders' deficit
Preferred stock, $.001 par, 50,000,000 shares authorized, none issued and outstanding at October 31, 2016 and January 31, 2016, respectively	-	-
Common stock, $0.00001 par, 650,000,000 shares authorized, 33,731,186 shares issued and 32,731,186 outstanding at October 31, 2016 and 28,226,349 issued and outstanding at January 31, 2016	3,373	2,822
Treasury stock (1,000,000 shares issued at a cost of $0.0075 per share)	(7,500)	-
Additional paid in capital, common, and deferred compensation	9,593,971	9,133,256
Accumulated deficit	(12,542,076)	(9,892,593)
Total stockholders' deficit	(2,952,232)	(756,515)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$72,831	$6,706

The accompanying notes are an integral part of these financial statements

ECO SCIENCE SOLUTIONS, INC.
INCOME STATEMENT
(Unaudited)

	For the three months ended October 31,		For the nine months ended October 31,
	2016	2015	2016	2015
Revenue	$-	$-	$-	$-
Cost of revenues	-	-	-	-
Gross profit	-	-	-	-

Depreciation	189		440	-
Legal, accounting and audit fees	16,779	4,000	74,993	13,502
Management and consulting fees	58,985	12,250	206,752	27,050
Research, development, and promotion	112,000	-	286,500	-
Transfer agent and filing fees	1,770	-	4,180	1,746
Office supplies and other general expenses	26,485	4,073	69,687	10,556
Advertising and marketing	605,018	-	1,296,327	-
Amortization of stock options	-	151,250	-	453,750
Net operating loss	821,226	171,573	1,938,879	506,604

Net operating loss	(821,226)	(171,573)	(1,938,879)	(506,604)

Other income (expenses)
Interest expense	(8,289)	(7,203)	(25,856)	(18,974)
Impairment loss		(150,000)		(150,000)
Loss on shares issued for services and fees	(305,323)	-	(684,748)	-
Total other income (expenses)	(313,612)	(157,203)	(710,604)	(168,974)

Net loss	$(1,134,838)	$(328,776)	$(2,649,483)	$(675,578)

Net loss per common share - basic and diluted	$(0.036)	$(0.01)	$(0.088)	$(0.02)

Weighted average common shares outstanding - basic and diluted	31,755,088	29,009,486	29,952,573	30,233,538

The accompanying notes are an integral part of these financial statements

ECO SCIENCE SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS (Unaudited)

	For the nine months ended October 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,649,483)	$(675,578)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	440	-
Loss on shares issued for services and fees	684,748	-
Impairment loss		150,000
Stock based compensation	25,000	453,750
Amortization of debt discount	5,535	615
Liabilities from unissued shares	1,557,774	-
Changes in operating assets and liabilities:
Prepaid expenses	(817)
Increase (decrease) in accounts payable and accrued expenses	49,640	17,803
Increase (decrease) in related party payables	126,302	(3,250)
Net cash used in operating activities	(200,862)	(56,660)

Cash Flows from Investing Activities:
Purchase equipment	(2,263)	-
Net cash used in investing activities	(2,263)	-

Cash flows from financing activities:
Proceeds from related party loans	35,000	50,000
Repayment to related party loans	(5,000)	-
Subscription received	-	500
Note payable	244,110	-
Repurchase of common shares	(7,500)	-
Net cash provided by financing activities	266,610	50,500

Net decrease in cash	63,485	(6,160)

Cash-beginning of period	6,706	13,322

Cash-end of period	$70,191	$7,162

NON-CASH ACTIVITIES
Shares issued for services and fees	$25,750	$-
SUPPLEMENTAL DISCLOSURES
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the state of Nevada on December 8, 2009 under the name Pristine Solutions, Inc. Headquartered in Miami, Florida, Eco Science Solutions, Inc., a Nevada corporation, is charged with the research and exploration of eco-friendly technology and properties. On February 14, 2014, the Company changed its name to Eco Science Solutions, Inc. (OTC Pink Sheets: ESSI).

On November 4, 2013, through the Agreements for the License of Intellectual Property "(the "License Agreements"), the Company acquired an exclusive license to the EcoFlora Spark Plug (the “EcoFlora Plug”), a unique product with technology for which the US Patent and Trademark Office (“USPTO”) issued Patent #8,853,925 on October 7, 2014.  Effective August 28, 2015, the License Agreements were terminated.

On August 31, 2015, the Company executed an Asset Purchase Agreement dated August 28, 2015 (the "Purchase Agreement") with Kensington Marketing, Inc., a Nevada corporation, to acquire a certain technology application known as “Stay Hydrated.”  In exchange for the technology application, the Company issued 1,500,000 restricted shares of the Company's common stock, valued at $150,000. On January 11, 2016, the Company cancelled the agreement with Kensington Marketing, cancelled 1,500,000 shares of Common Stock issued to Kensington Marketing, and returned the “Stay Hydrated” application the Company acquired in exchange for the 1,500,000 shares.

On January 1, 2016, the Company entered into a technology licensing and marketing support agreement with Separation Degrees – One, Inc. (“SDOI”) that will result in the development, licensing and management of on-going technology solutions and marketing campaigns for ESSI’s initiatives.  Additionally, the Company entered into an Asset Purchase Agreement with SDOI wherein the Company acquired a proprietary messaging and customer relationship management software platform from SDOI.

On January 11, 2016, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series A Voting Preferred Stock.  The holder of the shares of the Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.   The Series A Voting Preferred Stock will not be convertible into Common Stock.

The Company agreed to issue 500,000 shares of common stock as consideration for the Asset Purchase Agreement with SDOI, and further to settle all invoices received for services rendered as well as advertising fees incurred by way of issuance of common stock at a 30% discount to market as S-8 shares (ref: Note 3)

The Company will continue to operate, research and explore eco-friendly technology, social media initiatives and applications that generate revenue through advertisements connected to the social media channels as well as downloads of the application and sales of actual goods from the Company’s operating sites.

NOTE: The following notes and any further reference made to “the Company”, "we", "us", "our" and "ESSI" shall mean Eco Science Solutions, Inc., unless otherwise indicated.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS (cont’d)

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues to date and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  As at October 31, 2016, the Company had a working capital deficit of $2,901,000 and an accumulated deficit of $12,542,076. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Financial Statements Presented

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 210 8-03 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.  Operating results for the nine months ended October 31, 2016, are not necessarily indicative of the results that may be expected for the fiscal year ending January 31, 2017.  For further information, refer to the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended January 31, 2016 as filed with the Securities and Exchange Commission on June 20 2016.

Certain reclassifications have been made to the prior period’s financial statements to conform to the current period’s presentation.

Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Cash and cash equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of purchase to be cash equivalents. As of October 31, 2016 and January 31, 2015, respectively, the Company had cash, but no cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization on property and equipment are determined using the straight-line method over the three to five year estimated useful lives of the assets.

Technology and licensing rights (Intangible assets)

Technology and licensing rights are recorded at cost and capitalized, and are reviewed for impairment at a minimum of once per year or whenever events or changes in circumstances suggest a need for evaluation.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and were $1,296,327 during the nine month ended October 31, 2016 and $Nil in the same period ended October 31, 2015.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During the year ended January 31, 2016 the Company impaired $3,500 in long-lived assets relative to the acquisition of a communications platform.  In fiscal 2015 there was no impairment of long-lived assets.

Fair Value Measurements

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1:	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2:
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is reasonably assured.  As of October 31, 2016, no revenue has been recognized, as the Company changed its core business in January 2016 and is currently developing its new business operation.

Cost of Revenue

Costs of revenue consist of the direct expenses incurred in order to generate revenue. Such costs are recorded as incurred. Our cost of revenue will consist consists primarily of fees associated with the operation of our social media venues and fulfillment of specific customer advertising campaigns related to our downloadable apps.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Share-Based Payments, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recently issued accounting pronouncements

In October 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-16, Income Taxes - Intra-Entity Transfers of Assets Other Than Inventory (Topic 740): This update simplifies the accounting for the income tax consequences of transfers of assets from one unit of a corporation to another unit or subsidiary by eliminating an accounting exception that prevents the recognition of current and deferred income tax consequences for such “intra-entity transfers” until the assets have been sold to an outside party. The amendment should be applied using a modified retrospective transition method by means of a cumulative-effect adjustment directly to retained earnings as of the beginning of the period in which the guidance is adopted. This standard is not expected to have a material impact on our financial position, results of operations or statement of cash flows upon adoption.

In August 2016, FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The new standard will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. The standard will be effective for the Company beginning January 1, 2018, with early application permitted. The standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case we would be required to apply the amendments prospectively as of the earliest date practicable.

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The new standard requires financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The standard will be effective for the Company beginning January 1, 2020, with early application permitted. This standard is not expected to have a material impact on our financial position, results of operations or statement of cash flows upon adoption.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Recently issued accounting pronouncements (cont’d)

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The new guidance will change how companies account for certain aspects of share-based payments to employees. Under existing accounting guidance, tax benefits and certain tax deficiencies arising from the vesting of share-based payments are recorded in additional paid-in-capital. The new guidance will require such benefits or deficiencies to be recognized as income tax benefits or expenses in the statement of operations.  Companies are required to apply the new guidance prospectively. The new standard is effective for fiscal years beginning after December 15, 2016.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Further, the lease requires a finance lease to recognize both an interest expense and an amortization of the associated expense. Operating leases generally recognize the associated expense on a straight line basis. ASU 2016-02 requires the Company to adopt the standard using a modified retrospective approach and adoption beginning on January 1, 2019.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. This new standard provides guidance on how entities measure certain equity investments and present changes in the fair value. This standard requires that entities measure certain equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income. ASU 2016-01 is effective for fiscal years beginning after December 31, 2017.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

NOTE 3: PROPERTY AND EQUIPMENT

Cost	$2,262
Accumulated Depreciation	(440)
Balance, October 31, 2016	$1,822

NOTE 4: INTANGIBLE ASSETS

Communications Platform – Separation Degrees – One, Inc.

On January 1, 2016, the Company entered into a technology licensing and marketing support agreement with Separation Degrees – One, Inc. (“SDOI”) that will result in the development, licensing and management of on-going technology solutions and marketing campaigns for ESSI’s initiatives.  Additionally, the Company entered into an Asset Purchase Agreement with SDOI wherein the Company acquired a proprietary messaging and customer relationship management software platform from SDOI.

Under the terms of the agreements, the Company will issue to SDOI 1,000 shares of the Company’s Series A Voting Preferred Stock.  The Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 4: INTANGIBLE ASSETS (cont’d)

Communications Platform – Separation Degrees – One, Inc. (continued)

The Company obtained a third party valuation in respect of the issuance of the Series A Voting Preferred stock and recorded a technology licensing and marketing expense of $35,500 in respect of the valuation report. The third party valuation report was based on the following inputs as at January 1, 2016: (1) price per share of common stock of $0.007; (2) 28,426,349 common shares outstanding; 1,000 Series A Preferred shares issued 1/1/16; (3) A 17.5% premium over the combined common share value for the voting preferences; (4) 284,291,916,349 total voting shares and 284,263,490,000 voting rights represented 99.99% of the total.

On June 1, 2016, the Company and SDOI entered into a further amendment to the terms of the aforementioned agreements, which provided for the following:

(1)	SDOI will not be issued Series A Preferred Stock initially equal to the current total authorized common shares outstanding of 650,000,000;
(2)
Invoices for advertising services billed separately from the $35,000 standard monthly fee will have the same terms as the monthly fee; i.e., the amount invoiced will be paid via the issuance of S-8 shares of ESSI Common Stock (issued at a 30% discount to the market VWAP on the date of payment due or a share price of $0.01, whichever is greater).

On October 1, 2016, monthly standard fee increased to $42,000 from $35,000.

As of January 31, 2016, 1,000 Series A Voting Preferred Stock had not yet been issued and $35,500 remained on the balance sheets as liabilities for issuance of shares. As of October 31, 2016, 1,000 Series A Voting Preferred Stock was reversed and $nil remained on the balance sheets as liabilities for issuance of shares.

Further under the terms of the aforementioned technology licensing and marketing support agreement, the Company agreed to the issuance and DWAC of $35,000 worth of S-8 shares in ESSI Common Stock (issued at a 30% discount to the market close on the date of payment due (the 1st of every month), or a share price of $0.01 whichever is greater), to SDOI for ongoing monthly project and planned technical development/maintenance, production and staging server administration, ongoing marketing services and monthly advertising management.   The shares are to be issued on or before the 1st business day of each calendar month.

On January 4, 2016 the Company entered into a further agreement with SDOI for the purchase of a discrete communications software platform, including custom developed libraries, the consideration for which was the issuance of 500,000 shares of common stock. The Company recorded the fair market value of $3,500 in respect of the software platform on the date of the agreement as intangible assets on the Company’s balance sheet.

As at fiscal year end the Company evaluated the asset for impairment and determined recovery of the value of the asset was indeterminate during the present stage of the Company’s execution of its business plan.  As a result, we recorded an impairment loss of $3500 which was recognized in the profit and loss account.

As of October 31, 2016 and January 31, 2016, 500,000 shares of common stock had not yet been issued $3,500 remained on the balance sheet as liabilities for issuance of shares.

During the nine months ended October 31, 2016 the Company received invoices for advertising services from SDOI totaling $1,271,274 and further received invoices for monthly project and planned technical development/maintenance, production and staging server administration, ongoing marketing services and monthly advertising management services totaling a cumulative $322,000.  The Company determined the value of the shares issuable to settle the total amounts invoiced ($1,593,274) at a 30% discount to fair market value on the settlement date and recorded a loss of $684,748 in relation to the shares issuable.  During the nine months ended October 31, 2016 a total of 4,807,953 shares of common stock valued between $0.01 to 0.474 per share in relation to the aforementioned agreements with SDOI were issued. A total of $2,044,448 was recorded on the Company’s balance sheets as liability for issuance of common shares (2016 - $108,510). The allocated shares had not yet been issued as at October 31, 2016.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 5: PREPAID EXPENSES

Prepaid expenses consist of the following:

	October 31, 2016	January 31, 2016
Office lease – Security deposits	$817	$-
Total prepaid expense	$817	$-

NOTE 6: NOTES PAYABLE AND CONVERTIBLE NOTE

	Note 1	Note 2	Note 3	Total
Balance, January 31, 2016	$232,450	$-	$-	$232,450
Changes:
Converted to shares	(96,100)	-	-	(96,100)
Additions	-	229,180	14,930	244,110
Balance, October 31, 2016	$136,350	$229,180	$14,930	$380,460

Note 1:

On May 9, 2016 the Company issued 596,884 shares of common stock to an unrelated third party in respect to the assignment of the remaining balance of a convertible note in the principal amount of $96,100.   Upon assignment the conversion terms of the note were amended from $0.003 per share to a 40% discount to market based on the date immediately prior to the notice of conversion.  As a result, the shares were issued in full settlement of the principal value of the note at $0.161 per share.

As of October 31, 2016 an unsecured convertible promissory note in the remaining sum of $136,350 (January 31, 2016 - $232,450). The note bears interest at a rate of 6% per annum, is due January 31, 2017, and is convertible into the Company’s common stock at a rate of $0.003 per share.

As of October 31, 2016 and January 31, 2016, the Company has accrued $52,373 and $44,680, respectively, as interest on the convertible note payable

Note 2:

During the nine months ended October 31, 2016, the Company received an accumulated amount of $229,180 from a third party. The note bears interest at a rate of 1% per annum, and is due three months from issue date.

As of October 31, 2016, the Company has accrued $252, as interest on the convertible note payable.

Note 3:

During the nine months ended October 31, 2016, the Company received an accumulated amount of $14,930 from a third party. The note bears interest at a rate of 1% per annum, and is due in three months from issue date.

As of October 31, 2016 the Company has accrued $66 as interest on the convertible note payable.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 7: RELATED PARTY TRANSACTIONS

As of October 31, 2016 and January 31, 2016, related parties are due a total of $404,414 and $316,088, respectively.

	October 31, 2016	January 31, 2016

Related party payable compensation (2)	$144,635	$18,333

Notes payable (4)	30,000	-

Convertible notes payable for cash proceeds received (1)	251,045	251,045
Convertible notes payable for unpaid compensation (3)	59,000	59,000
Less: unamortized discount (3)	(6,755)	(12,290)
Total convertible notes payable, net of unamortized discount	303,290	297,755
Total related party loans	333,290	297,755
Total related party transactions	$477,925	$316,088

Related party convertible notes payable consists of the following unsecured convertible promissory notes:

Description	Principal	Interest Rate	Conversion Rate	Maturity Date

Note Payable (1)	$251,045	5%	FMV	On demand with 90 days written notice

Note Payable (3)	$59,000	6%	80% of FMV	10/01/2017
Less: unamortized discount (3)	(6,755)
Note Payable, net of unamortized discount	$52,245

(1)
As of October 31, 2016 and January 31, 2016, a company controlled by the Company’s former Chairman of the Board was due a principal balance of $251,045 in respect to a demand convertible note payable.

During the nine months ended October 31, 2016 the Company has accrued $9,423 with respect to the aforementioned note payable.

(2)
Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company. On December 21, 2015 the Company entered into employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor for a period of 24 months, where after the contract may be renewed in one year terms at the election of both parties.  Jeffery Taylor shall receive an annual gross salary of $115,000 and Don Lee Taylor shall receive an annual gross salary of $105,000 payable in equal installments on the last day of each calendar month and which may be accrued until such time as the Company has sufficient cash flow to settle amounts payable.  Further under the terms of the respective agreements all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which relate to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable.

During the nine months ended October 31, 2016 the Company accrued management fees in the amount of $86,250 to Mr. Jeffery Taylor and $78,750 to Mr. Don Lee Taylor.

During the nine months ended October 31, 2016 the Company reimbursed a total of $17,857 to Mr. Jeffery Taylor and $29,290 to Mr. Don Lee Taylor.

During the nine months ended October 31, 2016 the Company paid $40,179 to Mr. Jeffery Taylor and $45,895 to Mr. Don Lee Taylor.

As of October 31, 2016, there remained a total of $144,406 on the balance sheets as related party accounts payable ($18,333 – January 31, 2016).

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 7: RELATED PARTY TRANSACTIONS (cont’d)

(3)
On October 1, 2015 the Company issued its former President a convertible promissory note in the principal amount of $59,000 for unpaid compensation.  The note bears interest at a rate of 6% per annum, matures on October 1, 2017, and contains a repayment provision which permits the holder to convert the debt into the Company's common stock at a rate of 80% of the fair market value of the common stock on the date of conversion.  The conversion discount of 20% of FMV results in a beneficial conversion feature.  As a result, the difference between the conversion rate and the market rate of $14,750 on the date of the transaction has been classified as a discount on the note.  As of October 31, 2016, the Company expensed $5,535 as amortization of the debt discount which is included as interest expense.  As of October 31, 2016, $6,755 of unamortized discount remains, and will be amortized over the next 14 months.

(4)
On February 17, 2016 the Company issued promissory notes to Mr. Jeffery Taylor, CEO, in the amount of $17,500 and to Mr. Don Lee Taylor, CFO, in the amount of $17,500, respectively. The notes bear interest at a rate of 1% per annum, maturing on August 17, 2016. During the nine months ended October 31, 2016, the company repaid $2,500 to Mr. Jeffery Taylor and $2,500 to Mr. Don Lee Taylor.

As of October 31, 2016, the Company has accrued $229 as interest with respect to the above notes.

NOTE 8: COMMON STOCK

Common Stock

The total number of authorized shares of common stock that may be issued by the Company is 650,000,000 shares with a par value of $0.0001.

On February 26, 2016 the Company purchased back and cancelled 1,000,000 shares of common stock for $7,500 as part of its ongoing Share Buyback program.  The shares are reflected as Treasury shares on the Company’s balance sheet.

On March 18, 2016 the Company issue 100,000 shares of restricted stock to consultant Mike Hogue in respect to agreement for certain marketing and administrative services. The shares were valued at market on the date of the contract, February 1, 2016, for a total of $250,000

On April 6, 2016 the Company issued a total of 1,200,000 shares of common stock valued at $0.01 per share in relation to a consulting agreement with SDOI.

On May 9, 2016 the Company issued 596,884 shares of common stock to an unrelated third party in respect to the assignment of the remaining balance of a convertible note in the principal amount of $96,100.   Upon assignment the conversion terms of the note were amended from $0.003 per share to a 40% discount to market based on the date immediately prior to the notice of conversion.  As a result, the shares were issued in full settlement of the principal value of the note at $0.161 per share.

On May 9, 2016 the Company issued a total of 1,375,000 shares of common stock valued at $0.01 per share in relation to a consulting agreement with SDOI.

On August 5, 2016 the Company issued a total of 1,250,000 shares of common stock valued at $0.01 per share in relation to a consulting agreement with SDOI.

On October 24, 2016 the Company issued a total of 982,953 shares of common stock valued at between $0.1709 to $0.47430 per share in relation to a consulting agreement with SDOI.

As of October 31, 2016, 33,731,186 shares were issued and 32,731,186 shares were outstanding, and as of January 31, 2016, 28,226,349 shares of the Company’s common stock were issued and outstanding.

A further 12,039,960 shares have been allocated for issuance under the terms of agreements with SDOI (ref: Note 3) but remain unissued as at October 31, 2016.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 8: COMMON STOCK (cont’d)

Series A Voting Preferred Shares

On January 11, 2016, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series A Voting Preferred Stock.  The holder of the shares of the Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.   The Series A Voting Preferred Stock will not be convertible into Common Stock.

As of October 31, 2016 and January 31, 2016, no Series A Voting Preferred Shares were issued.

NOTE 9: STOCK OPTIONS

The following table represents the number of options currently outstanding under the 2012 Employee Stock Option Plan:

Options Activity		Weighted
	Number	Average
	of Shares	Exercise Price
Outstanding at January 31, 2016	6,500,000	$0.20
Issued	-	-
Exercised	-	-
Expired / Cancelled	(6,500,000)	0.20
Outstanding at October 31, 2016	-	$-

As of January 31, 2016 and January 31, 2015, the Company has granted a total of 6,500,000 options to purchase common stock shares. In connection with the options granted, a total of $2,665,000 has been recorded as deferred compensation, and has been expensed during the fiscal year ended January 31, 2016 and 2015.

During the nine-month period ended October 31, 2016, in accordance with the terms of the underlying option agreements, upon the termination of services to the Company by the consultant and the officer holding the options, all outstanding stock options expired unexercised 90 days thereafter.

NOTE 10: COMMITMENTS

On March 22, 2016 we entered into a two-year lease commencing April 1, 2016 for a total of 253 square feet of office and 98 square feet of reception space. Monthly base rent for the period April 1, 2016 to March 31, 2017 is $526.50 per month and increases to $552.83 per month for the subsequent year ending March 31, 2018.  Operating costs for the first year of the lease are estimated at $258.06 per month.  The Company has remitted a security deposit in the amount of $817 in respect of the lease.  Further our officers and directors have executed a personal guarantee in respect of the aforementioned lease agreement.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 11: INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

Operating loss carry-forwards generated during the period from December 8, 2009 (date of inception) through October 31, 2016 of approximately $11,851,000, will begin to expire in 2029.   The Company applies a statutory income tax rate of 34%.

Accordingly, deferred tax assets related to net operating loss carry-forwards total approximately $3,967,900 at October 31, 2016. For the nine months’ period ended October 31, 2016 and 2015 the valuation allowance increased by approximately $668,100 and $229,600, respectively.

NOTE 12: SUBSEQUENT EVENTS

On November 23, 2016 the Company filed a Form S-8 Registration Statement in order to register 5,000,000 shares of common stock, par value $0.00001 per share that may be issued pursuant to a Letter of Agreement (“Agreement”) entered into on January 1, 2016. (Ref Note: 4 to the financial statements included above)

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE AUDITED FINANCIAL STATEMENTS
For the Fiscal Years Ended January 31, 2016 and 2015

Page
Reports of Independent Registered Public Accounting Firms	F-17 & F-18

Balance Sheets as at January 31, 2016 and 2015	F-19

Statements of Operations for the years ended January 31, 2016 and 2015	F-20

Statements of Changes in Stockholders' Deficit for the years ended January 31, 2016 and 2015	F-21

Statement of Cash Flows for the years ended January 31, 2016 and 2015	F-22

Notes to the Consolidated Financial Statements for the years ended January 31, 2016 and 2015	F-23 to F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Eco Science Solutions, Inc.:

We have audited the accompanying consolidated balance sheets of Eco Science Solutions, Inc. (“the Company”) as of January 31, 2016 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Eco Science Solutions, Inc., as of January 31, 2016, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC
B F Borgers CPA PC
Lakewood, CO
May 17, 2016

PCAOB Registered Auditors – www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Eco Science Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Eco Science Solutions, Inc. as of January 31, 2014 and 2015, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended January 31, 2015. Eco Science Solutions, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eco Science Solutions, Inc. as of January 31, 2014 and 2015, and the results of its operations and its cash flows for each of the years in the two-year period ended January 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has no revenues, has negative working capital at January 31, 2015, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
April 29, 2015

8250 W. Charleston Blvd., Suite 100 - Las Vegas, NV 89117 Phone: (888)727-8251 Fax: (888)782-2351

ECO SCIENCE SOLUTIONS, INC.
BALANCE SHEETS

	January 31, 2016	January 31, 2015
ASSETS
Current assets
Cash	$6,706	$13,322
Total current assets	6,706	13,322

TOTAL ASSETS	$6,706	$13,322

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$65,673	$43,126
Related party payable	18,333	58,250
Notes payable-short-term-related party	-	22,000
Notes payable-convertible	232,450
Notes payable-short-term-related party-convertible	251,045	164,045
Liabilities for issuance of shares	74,000	-
Total current liabilities	641,501	287,421

Long term liabilities
Notes payable-convertible	-	236,350
Notes payable-convertible-related party, net of unamortized discount	46,710	-
Total long term liabilities	46,710	236,350
Total liabilities	688,211	523,771

Stockholders' deficit
Preferred stock, $.001 par, 50,000,000 shares authorized, none issued and outstanding at January 31, 2016 and January 31, 2015, respectively	-	-
Common stock, $0.0001 par, 650,000,000 shares authorized, 28,226,349 and 30,643,001 issued and outstanding at January 31, 2016 and January 31, 2015, respectively	2,822	3,064
Additional paid in capital, common, and deferred compenation	9,133,256	8,469,364
Accumulated deficit	(9,817,583)	(8,982,877)
Total stockholders' deficit	(681,505)	(510,449)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$6,706	$13,322

The accompanying notes are an integral part of these financial statements

ECO SCIENCE SOLUTIONS, INC.
INCOME STATEMENTS

	For the fiscal year ended
	January 31, 2016	January 31, 2015

General and administrative expenses	159,068	126,782
Amortization of stock options	493,750	945,000
Net operating loss	(652,818)	(1,071,782)

Other income (expenses)
Interest expense	(28,388)	(18,554)
Impairment loss, communications platform	(3,500)	-
Loss on divestiture of technology	(150,000)	-
Total other income (expenses)	(181,888)	(18,544)

Net loss	$(834,706)	$(1,090,336)

Net loss per common share - basic and diluted	$(0.03)	$(0.04)

Weighted average common shares outstanding - basic and diluted	29,352,468	24,461,220

The accompanying notes are an integral part of these financial statements

ECO SCIENCE SOLUTIONS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
PERIOD FROM FEBRUARY 1, 2014 TO JANUARY 31, 2016

	Preferred Stock		Common Stock		Additional Paid in Capital		Deferred	Accumulated
	Shares	Amount	Shares	Amount	Preferred	Common	Compensation	Deficit	Total

Balance, January 31, 2014	2,500,000	$2,500	443,016	$44	$5,262,500	$2,606,834	$(358,750)	$(7,892,541)	$(379,413)

Amortization of stock options							205,000		205,000
Conversion of debt to common stock			4,550,000	455		13,195			13,650
Conversion of preferred stock to common stock	(2,500,000)	(2,500)	25,000,000	2,500	(5,262,500)	5,262,500			-
Grant of restricted stock award						1,040,000	(1,040,000)		-
Vesting of restricted stock award			650,000	65		585	740,000		740,650
Net loss								(1,090,336)	(1,090,336)

Balance, January 31, 2015	-	-	30,643,016	3,064	-	8,923,114	(453,750)	(8,982,877)	(510,449)

Vesting of restricted stock award			1,250,000	125		1,125	340,000		341,250
Grant of restricted stock award						160,000	(160,000)		-
Purchase of intellectual property			1,500,000	150		149,850			150,000
Cancellation of common stock			(6,466,667)	(647)		647			-
Amortization of stock options							153,750		153,750
Beneficial conversion feature – related party note						14,750			14,750
Conversion of debt to common stock			1,300,000	130		3,770			3,900
Net loss								(834,706)	(834,706)

Balance, January 31, 2016	-	$-	28,226,349	$2,822	$-	$9,253,256	$(120,000)	$(9,817,583)	$(680,505)

The accompanying notes are an integral part of these financial statements

ECO SCIENCE SOLUTIONS, INC.
STATEMENTS OF CASH FLOWS

	For the fiscal year ended
	January 31, 2016	January 31, 2015
Cash flows from operating activities:
Net loss	$(834,706)	$(1,090,336)
Adjustments to reconcile net loss to net cash used in operating activities:
Write off prepaid expenses	1,000	-
Stock based compensation	493,750	945,000
Amortization of debt discount	2,460	-
Impairment loss and loss on divestiture, technology	153,500	-
Liabilities from unissued shares	70,500	-
Changes in operating assets and liabilities:
Increase (decrease) in accounts payable and accrued expenses	22,547	1,229
Increase (decrease) in related party payables	18,083	4,041
Net cash used in operating activities	(72,866)	(140,066)

Cash flows from financing activities:
Proceeds from related party loans	65,000	147,054
Proceeds from issuance of common stock	1,250	650
Net cash provided by financing activities	66,250	147,704

Net decrease in cash	(6,616)	7,638

Cash-beginning of period	13,322	5,684

Cash-end of period	$6,706	$13,322

NON-CASH ACTIVITIES
Conversion of preferred stock to common stock	$-	$5,265,000
Conversion of debt to common stock	$3,900	$13,650
Conversion of related party payable to convertible note payable	$59,000	$-
Beneficial conversion feature from related party convertible note, unamortized	$14,750	$-
Purchase of intellectual property for common stock	$150,000	$-
Purchase of communications platform for common stock	$3,500	$-
Liabilities from unissued series A Voting preferred shares under technology licensing and marketing agreement	$35,500	$-
Liabilities from unissued common stock for technology licensing and marketing agreement	$35,000	$-

SUPPLEMENTAL DISCLOSURES
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 1: NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the state of Nevada on December 8, 2009 under the name Pristine Solutions, Inc. Headquartered in Miami, Florida, Eco Science Solutions, Inc., a Nevada corporation, is charged with the research and exploration of eco-friendly technology and properties. On February 14, 2014, the Company changed its name to Eco Science Solutions, Inc. (OTC Pink Sheets:ESSI).

On November 4, 2013, through the Agreements for the License of Intellectual Property "(the "License Agreements"), the Company acquired an exclusive license to the EcoFlora Spark Plug (the “EcoFlora Plug”), a unique product with technology for which the US Patent and Trademark Office (“USPTO”) issued Patent #8,853,925 on October 7, 2014.  Effective August 28, 2015, the License Agreements were terminated.

On August 31, 2015, the Company executed an Asset Purchase Agreement dated August 28, 2015 (the "Purchase Agreement") with Kensington Marketing, Inc., a Nevada corporation, to acquire a certain technology application known as “Stay Hydrated.”  In exchange for the technology application, the Company issued 1,500,000 restricted shares of the Company's common stock, valued at $150,000. On January 11, 2016, the Company cancelled the agreement with Kensington Marketing, cancelled 1,500,000 shares of Common Stock issued to Kensington Marketing, and returned the “Stay Hydrated” application the Company acquired in exchange for the 1,500,000 shares.

On January 1, 2016, the Company entered into a technology licensing and marketing support agreement with Separation Degrees – One, Inc. (“SDOI”) that will result in the development, licensing and management of on-going technology solutions and marketing campaigns for ESSI’s initiatives.  Additionally, the Company entered into an Asset Purchase Agreement with SDOI wherein the Company acquired a proprietary messaging and customer relationship management software platform from SDOI.

On January 11, 2016, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series A Voting Preferred Stock.  The holder of the shares of the Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.   The Series A Voting Preferred Stock will not be convertible into Common Stock.

The Company will issue to SDOI 1,000 Series A Preferred Shares to SDOI in consideration for the Licensing Agreement along S-8 shares to cover monthly service charges related to the technology license agreement. In addition, the Company agreed to issue 500,000 shares of common stock as consideration for the Asset Purchase Agreement with SDOI.

On June 1, 2016, the Company and SDOI entered into a further amendment to the terms of the aforementioned agreements, which provided for the following:

(1) SDOI will not be issued Series A Preferred Stock initially equal to the current total authorized common shares outstanding of 650,000,000;

(2) Invoices for advertising services billed separately from the $35,000 standard monthly fee will have the same terms as the monthly fee; i.e., the amount invoiced will be paid via the issuance of S-8 shares of ESSI Common Stock (issued at a 30% discount to the market VWAP on the date of payment due or a share price of $0.01, whichever is greater).

The Company will continue to operate, research and explore eco friendly technology, social media initiatives and applications that generate revenue through advertisements connected to the social media channels as well as downloads of the application and sales of actual goods from the Company’s operating sites.

NOTE: The following notes and any further reference made to “the Company”, "we", "us", "our" and "ESSI" shall mean Eco Science Solutions, Inc., unless otherwise indicated.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 1: NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS (cont’d)

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has not generated significant revenues to date and has never paid any dividends and is unlikely to pay dividends or generate significant earnings in the immediate or foreseeable future.  As at January 31, 2016, the Company had a working capital deficit of $633,795 and an accumulated deficit of $9,816,583. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements.  These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

These consolidated financial statements and related notes are prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s fiscal year end is January 31.

Use of Estimates

The preparation of consolidated financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to long-lived assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of purchase to be cash equivalents. As of January 31, 2016 and January 31, 2015, respectively, the Company had cash, but no cash equivalents.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Technology and licensing rights (Intangible assets)

Technology and licensing rights are recorded at cost and capitalized, and are reviewed for impairment at a minimum of once per year or whenever events or changes in circumstances suggest a need for evaluation.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During the year ended January 31, 2016 the Company impaired $3,500 in long-lived assets relative to the acquisition of a communications platform.  In fiscal 2015 there was no impairment of long-lived assets.

Fair Value Measurements

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1	Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2
Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3	Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and accrued liabilities. Pursuant to ASC 820 and 825, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service has been provided, and collectability is reasonably assured.  As of January 31, 2016, no revenue has been recognized, as the Company has not commenced operations.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Cost of Revenue

Costs of revenue consist of the direct expenses incurred in order to generate revenue. Such costs are recorded as incurred. Our cost of revenue will consist consists primarily of fees associated with the operation of our social media venues and fulfillment of specific customer advertising campaigns related to our downloadable apps.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Share-Based Payments, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recently issued accounting pronouncements

 In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810), Amendments to the Consolidation Analysis that meant to clarify the consolidation reporting guidance in GAAP. This guidance is to be applied using a retrospective method or a modified retrospective method, as outlined in the guidance, and is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early application is permitted. The Company has adopted the guidance and the adoption of this standard did not have an impact on the Company's consolidated financial position or results of operations.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires an entity to present debt issuance costs related to a debt liability as a direct deduction from the debt liability rather than as an asset. ASU 2015-03 is effective retrospectively for fiscal years, and interim reporting periods within those years, beginning after December 15, 2015. As the Company does not currently have any debt obligations, the adoption of this standard will not impact the presentation of certain financial statement line items within the Company's balance sheets, results of operations, and related disclosures.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting Measurement-Period Adjustments, which eliminates the requirement for an entity to retrospectively adjust the financial statements for measurement-period adjustments that occur in periods after a business combination is completed. ASU 2015-16 is effective prospectively for fiscal years, and interim reporting periods within those years, beginning after December 15, 2015. The adoption of this standard will not have an impact on the Company's financial position and results of operations.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, to simplify the presentation of deferred income taxes. The amendments in ASU 2015-17 require that deferred tax liabilities and assets be classified as non-current in a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in the update. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those years, and may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The adoption of this standard will not have an impact on the Company's financial position.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. This new standard provides guidance on how entities measure certain equity investments and present changes in the fair value. This standard requires that entities measure certain equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and recognize any changes in fair value in net income. ASU 2016-01 is effective for fiscal years beginning after December 31, 2017. The Company is currently evaluating the provisions of this guidance and assessing its impact on the Company's financial statements and disclosures.

NOTE 3: INTANGIBLE ASSETS

1.	Stay Hydrated

On August 31, 2015, the Company executed an Asset Purchase Agreement with Kensington Marketing, Inc., a Nevada corporation, dated August 28, 2015 (the "Purchase Agreement"), to purchase a certain technology application known as “Stay Hydrated.”  In exchange for the technology application, the Company issued 1,500,000 restricted shares of the Company's common stock on December 9, 2015, valued at $150,000.

On January 11, 2016, the Company cancelled the agreement with Kensington Marketing, cancelled 1,500,000 shares of Common Stock issued to Kensington Marketing, and returned the “Stay Hydrated” application the Company acquired in exchange for the 1,500,000 shares.

A loss of $150,000 with respect to the divestiture and cancelation of the technology rights agreement was recognized in the profit and loss account.

2.	Communications Platform - Separation Degrees – One, Inc.

On January 1, 2016, the Company entered into a technology licensing and marketing support agreement with Separation Degrees – One, Inc. (“SDOI”) that will result in the development, licensing and management of on-going technology solutions and marketing campaigns for ESSI’s initiatives.  Additionally, the Company entered into an Asset Purchase Agreement with SDOI wherein the Company acquired a proprietary messaging and customer relationship management software platform from SDOI.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 3: INTANGIBLE ASSETS (cont’d)

2.	Communications Platform - Separation Degrees – One, Inc. (continued)

Under the terms of the agreements, the Company will issue to SDOI 1,000 shares of the Company’s Series A Voting Preferred Stock.  The Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.

The Company obtained a third party valuation in respect of the issuance of the Series A Voting Preferred stock and recorded a technology licensing and marketing expense of $35,500 in respect of the valuation report. The third party valuation report was based on the following inputs as at January 1, 2016: (1) price per share of common stock of $0.007; (2) 28,426,349 common shares outstanding; 1,000 Series A Preferred shares issued 1/1/16; (3) A 17.5% premium over the combined common share value for the voting preferences; (4)284,291,916,349 total voting shares and 284,263,490,000 voting rights represented 99.99% of the total.

As of January 31, 2016, 1,000 Series A Voting Preferred Stock had not yet been issued and the Company recorded $35,500 as liabilities for issuance of shares on the balance sheet.

Further under the terms of the aforementioned  technology licensing and marketing support agreement, the Company agreed to the issuance and DWAC of $35,000 worth of S-8 shares in ESSI Common Stock (issued at a 30% discount to the market close on the date of payment due (the 1st of every month), or a share price of $0.01 whichever is greater), to SDOI for ongoing monthly project and planned technical development/maintenance, production and staging server administration, ongoing marketing services and monthly advertising management.   The shares are to be issued on or before the 1st business day of each calendar month.

As of January 31, 2016, $35,000 worth of S-8 shares had not yet been issued and the Company recorded $35,000 as liabilities for issuance of common shares on the balance sheet.

On January 4, 2016 the Company entered into a further agreement with SDOI for the purchase of a discrete communications software platform, including custom developed libraries, the consideration for which was the issuance of 500,000 shares of common stock. The Company recorded the fair market value of $3,500 in respect of the software platform on the date of the agreement as intangible assets on the Company’s balance sheet.

As at fiscal year end the Company evaluated the asset for impairment and determined recovery of the value of the asset was indeterminate during the present stage of the Company’s execution of its business plan.  As a result we recorded an impairment loss of $3,500 which was recognized in the profit and loss account.

As of January 31, 2016, 500,000 shares of common stock had not yet been issued and the Company recorded $3,500 as liabilities for issuance of shares on the balance sheet.

NOTE 4: PREPAID EXPENSES

Prepaid expenses consist of certain compensation expense paid in advance of its due date.  As of January 31, 2016 and January 31, 2015, $1,000 and $0 has been prepaid, to be expensed in the next month, and is included in related party transactions (Note 6).

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016
NOTE 5: NOTES PAYABLE

As of January 31, 2016 notes payable consists of an unsecured convertible promissory note in the remaining sum of $232,450 (January 3, 2015 - $236,350). The note bears interest at a rate of 6% per annum, is due January 31, 2017, and is convertible into the Company’s common stock at a rate of $0.003 per share.

During the fiscal year ended January 31, 2016, the holder of the note assigned $100,000 to an arms length third party who converted $3,900 of principal into 1,300,000 shares of the Company’s common stock at a rate of $0.003 per share.

As of January 31, 2016 and January 31, 2015, the Company has accrued $44,680 and $30,499, respectively, in interest on the convertible note payable.

NOTE 6: RELATED PARTY TRANSACTIONS

As of January 31, 2016 and January 31, 2015, related parties are due a total of $316,088 and $244,295, respectively.

	January 31, 2016	January 31, 2015

Related party payable compensation (2)	$18,333	$58,250

Notes payable for loans to the Company (1)	-	22,000

Convertible notes payable for cash proceeds received(1)	251,045	164,045
Convertible notes payable for unpaid compensation (3)	59,000	-
Less: unamortized discount (3)	(12,290)	-
Total convertible notes payable, net of unamortized discount	297,755	164,045
Total related party loans	297,755	186,045
Total related party transactions	$316,088	$244,295

Related party convertible notes payable consists of the following unsecured convertible promissory notes:

Description	Principal	Interest Rate	Conversion Rate	Maturity Date

Note Payable (1)	$251,045	5%	FMV	On demand with 90 days written notice

Note Payable (3)	$59,000	6%	80% of FMV	10/01/2017
Less: unamortized discount (3)	(12,290)
Note Payable, net of unamortized discount	$46,710

(1)
During the fiscal year ended January 31, 2016, a company controlled by the Company’s former Chairman of the Board and majority director contributed an additional $65,000 in proceeds to the demand convertible note payable on the same terms and conditions, and modified note to include the $22,000 in short term notes so that the principal balance of the convertible note payable as at the fiscal year ended January 31, 2016 totaled $251,045.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 6: RELATED PARTY TRANSACTIONS (continued)

(2)
Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company. On December 21, 2015 the Company entered into employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor for a period of 24 months, where after the contract may be renewed in one year terms at the election of both parties.  Jeffery Taylor shall receive an annual gross salary of $115,000 and Don Lee Taylor shall receive an annual gross salary of $105,000 payable in equal installments on the last day of each calendar month and which may be accrued until such time as the Company has sufficient cash flow to settle amounts payable.  Further under the terms of the respective agreements all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which relate to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable. During the year ended January 31, 2016, the Company accrued management fees in the amount of $9,583 to Mr. Jeffery Taylor and $8,750 to Mr. Don Lee Taylor. As of January 31, 2016, the Company had not made any cash payments regarding the fees, leaving a total of $18,333 on the balance sheet as related party accounts payable.

(3)
On October 1, 2015 the Company issued its former President a convertible promissory note in the principal amount of $59,000 for unpaid compensation.  The note bears interest at a rate of 6% per annum, matures on October 1, 2017, and contains a repayment provision which permits the holder to convert the debt into the Company's common stock at a rate of 80% of the fair market value of the common stock on the date of conversion.  The conversion discount of 20% of FMV results in a beneficial conversion feature.  As a result, the difference between the conversion rate and the market rate of $14,750 on the date of the transaction has been classified as a discount on the note.  As of January 31, 2016, the Company expensed $2,460 as amortization of the debt discount which is included as interest expense.  As of January 31, 2016, $12,290 of unamortized discount remains, and will be amortized over the next 20 months.

As of January 31, 2016 and January 31, 2015, the Company has accrued $16,053 and $4,306, respectively, in interest on related party loans.

NOTE 7: COMMON STOCK

Common Stock

The total number of authorized shares of common stock that may be issued by the Company is 650,000,000 shares with a par value of $0.0001.

On March 15, 2015, in accordance with his 2014 Employment Agreement, the Company issued 250,000 shares of restricted common stock, valued at $100,000, to its then President for cash in the amount of $250. As a result, additional paid in capital was reduced by $24,750.

On July 15, 2015, in accordance with his 2014 Employment Agreement, the Company issued 250,000 shares of restricted common stock, valued at $100,000, to its then President for cash in the amount of $250. As a result, additional paid in capital was reduced by $24,750.

On September 3, 2015, 4,966,667 shares of the Company’s issued and outstanding common stock were cancelled by the certificate holder.  As a result of this transaction, the shares were returned to treasury, and the total issued and outstanding shares of common stock was reduced to 26,176,334 shares.

On October 28, 2015, in accordance with his 2014 Employment Agreement, the Company issued 250,000 shares of restricted common stock, valued at $100,000, to its then President for cash in the amount of $250. As a result, additional paid in capital was reduced by $24,750.

On December 9, 2015, in accordance with a certain Asset Purchase Agreement dated August 28, 2015, the Company issued 1,500,000 shares of restricted common stock, valued at $150,000.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 7: COMMON STOCK (continued)

On November 19, 2015, in accordance with his 2015 Employment Agreement, the Company issued 500,000 shares of restricted common stock, valued at $40,000, to its then President for cash in the amount of $500. As a result, additional paid in capital was reduced by $49,500.

On January 11, 2016, the Company cancelled the agreement with Kensington Marketing, cancelled 1,500,000 shares of Common Stock issued to Kensington Marketing, and returned the “Stay Hydrated” application the Company acquired in exchange for the 1,500,000 shares.

On January 12, 2016, $3,900 of principal amount was converted into 1,300,000 shared of the Company’s common stock at a rate of $0.003 per share.

As of January 31, 2016 and January 31, 2015, respectively, 28,226,349 and 30,643,001 shares of the Company’s common stock were issued and outstanding.

Series A Voting Preferred Shares

On January 11, 2016, the Company’s Board of Directors (the “Board”) authorized the creation of 1,000 shares of Series A Voting Preferred Stock.  The holder of the shares of the Series A Voting Preferred Stock has the right to vote those shares of the Series A Voting Preferred Stock regarding any matter or action that is required to be submitted to the shareholders of the Company for approval.  The vote of each share of the Series A Voting Preferred Stock is equal to and counted as 10 times the votes of all of the shares of the Company’s (i) common stock, and (ii) other voting preferred stock issued and outstanding on the date of each and every vote or consent of the shareholders of the Company regarding each and every matter submitted to the shareholders of the Company for approval.   The Series A Voting Preferred Stock will not be convertible into Common Stock.

NOTE 8:STOCK OPTIONS

The following table represents the number of options currently outstanding under the 2012 Employee Stock Option Plan:

Options Outstanding
		Remaining	Exercise Price	Weighted
	Number of	Contractual Life	times Number	Average
Exercise Price	Shares	(in years)	of Shares	Exercise Price

$0.10	5,000,000	1.60	$500,000	$0.10
$0.25	1,500,000	1.60	375,000	$0.25
	6,500,000		$875,000	$0.20

Options Activity		Weighted
	Number	Average
	of Shares	Exercise Price
Outstanding at January 31, 2015	6,500,000	$0.20
Issued	-	-
Exercised	-	-
Expired / Cancelled	-	-
Outstanding at January 31, 2016	6,500,000	$0.20

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 8:STOCK OPTIONS (continued)

As of January 31, 2016 and January 31, 2015, the Company has granted a total of 6,500,000 options to purchase common stock shares. In connection with the options granted, a total of $2,665,000 has been recorded as deferred compensation, of which $153,750 and $205,000 has been expensed during the fiscal year ended January 31, 2016 and the year ended January 31, 2015, respectively. There remains $0 and $153,250 of deferred compensation as of January 31, 2016 and January 31, 2015, respectively.

Subsequent to the fiscal year end, in accordance with the terms of the underlying option agreements, upon the termination of services to the Company by the consultant and the officer holding the options, all outstanding stock options expired unexercised 90 days thereafter.

NOTE 9: RESTRICTED STOCK AWARDS

On February 15, 2014, in connection with a certain Employment Agreement dated November 15, 2013, its then President was awarded the right to purchase 400,000 shares of the Company’s restricted common stock (the “Restricted Stock Units”, “RSUs”) at a per share price of $0.001 (the “2013 Stock Award”).  The 2013 Stock Award, valued at $640,000, vested periodically over the period beginning February 15, 2014 through November 15, 2014, at 100,000 RSUs per vesting period.  During the year ended January 31, 2015, the Company recorded deferred compensation in the amount of $640,000, which has been fully expensed in the current year for the 400,000 RSUs vested through January 31, 2015.

On November 15, 2014, in connection with a certain Employment Agreement dated November 15, 2014, its then President was awarded the right to purchase 1,000,000 shares of the Company’s restricted common stock at a per share price of $0.001 (the “2014 Stock Award”).  The 2014 Stock Award, valued at $400,000, vests periodically over the period beginning November 15, 2014 through November 15, 2015, at 250,000 RSUs per vesting period.

On November 1, 2015, the Company entered into a new Employment Agreement with its then President (the “2015 Employment Agreement”). The Employment Agreement is for a term of one (1) year, and includes compensation in the amount of $36,000 per year, compensation for certain travel expenses, and grants a right to purchase 2,000,000 shares of the Company’s common stock at par, which vest quarterly beginning November 1, 2015, at 500,000 shares per vesting period through August 1, 2016 (the “2015 Stock Award”). In connection with the 2015 Stock Award, $160,000 has been recorded as deferred compensation, to be amortized over the next 9 months.

As of January 31, 2016 and January 31, 2015, the Company has awarded a total of 2,000,000 and 1,400,000 Restricted Stock Units, respectively. In connection with the Stock Awards, a total of $1,200,000 has been recorded as deferred compensation, of which $340,000 and $740,000 has been expensed during the fiscal year ended January 31, 2016 and the fiscal year ended January 31, 2015, respectively.  Upon the former President’s resignation as an officer and director, effective December 17, 2015, all unvested stock awards were immediately cancelled.

The following table represents the number of Restricted Stock Units awarded (the "Stock Awards"):

Restricted Stock Units Activity		Weighted
	Number	Average
	of RSUs	Exercise Price
Outstanding at January 31, 2014	-	-
Awarded	1,400,000	$0.001
Exercised / Vested	(650,000)	$0.001
Expired / Cancelled	-	-
Outstanding at January 31, 2015	750,000	$0.001
Awarded	2,000,000	$0.001
Exercised / Vested	(1,250,000)	$0.001
Expired / Cancelled	1,500,000	-
Outstanding at January 31, 2016	-	$0.001

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 10: INCOME TAXES

The components of the net change in deferred tax asset at January 31, 2016 and January 31, 2015, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

	January 31, 2016	January 31, 2015

Income (loss) before taxes	$(833,706)	$(1,090,336)
Statutory rate	34%	34%

Computed expected tax payable (recovery)	$(283,600)	$(370,600)
Non-deductible expenses	300	––
Change in valuation allowance	283,300	370,600
Reported income taxes	$-	$-

The significant components of the cumulative deferred income tax assets and liabilities at January 31, 2016 and January 31, 2015, are as follows:

	January 31, 2016	January 31, 2015
Deferred tax assets:
Net operating loss carry forward	$3,275,800	$2,990,600
Non-deductible expenses	1,900	-
Less valuation allowance	(3,273,900)	(2,990,600)
Net deferred tax asset	$-	$-

NOTE 11: SUBSEQUENT EVENTS

On February 1, 2016 the Company entered into a Consulting Agreement for certain marketing and administrative expertise where under we will pay $1,000 per month for a term of six months, with automatic six month renewal terms, and issue 100,000 shares of restricted stock as additional compensation.

On February 26, 2016 the Company announced it had canceled 1,000,000 shares of common stock, as part of a stock buyback program designed to increase current shareholder value by repurchasing and retiring existing outstanding common stock.

On March 7, 2016, the Company dismissed its independent registered public accounting firm, Seale & Beers, CPAs.  Seale & Beers and approved the engagement of BF Borgers, CPA PC as the Company’s new independent registered public accounting firm.

ECO SCIENCE SOLUTIONS, INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2016

NOTE 11: SUBSEQUENT EVENTS (cont'd)

On March 18, 2016, Mike Hogue was issued a total of 100,000 shares of common stock in relation to a consulting agreement.  The shares were valued at market on the date of the contract, February 1, 2016, for a total of $250,000.

On March 22, 2016 we entered into a two-year lease commencing April 1, 2016 for a total of 253 square feet of office and 98 square feet of reception space. Monthly base rent for the period April 1, 2016 to March 31, 2017 is $526.50 per month and increases to $552.83 per month for the subsequent year ending March 31, 2018.  Operating costs for the first year of the lease are estimated at $258.06 per month.  The Company has remitted a security deposit in the amount of $817.24 in respect of the lease.  Further our officers and directors have executed a personal guarantee in respect of the aforementioned lease agreement.

On April 1, 2016 the Company filed a Form S-8 to register 5,000,000 shares of Common Stock, $0.00001 par value per share, under its 2016 Equity Incentive Plan.

On April 6, 2016 the Company issued a total of 1,200,000 shares of common stock valued at $0.01 per share in relation to a consulting agreement with SDOI.

On May 9, 2016 the Company issued 596,884 shares of common stock to an unrelated third party in respect to the assignment of the remaining balance of a convertible note in the principal amount of $96,100.   Upon assignment the conversion terms of the note were amended from $0.003 per share to a 40% discount to market based on the date immediately prior to the notice of conversion.  As a result the shares were issued in full settlement of the principal value of the note at 0.161 per share.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 7, 2016, Eco Science Solutions, Inc. (“ESSI”) dismissed its independent registered public accounting firm, Seale & Beers, CPAs.  Seale & Beers reviewed our Form 10-Q Quarterly Report filed on December 15, 2015 for the period ending October 31, 2015, and no adverse opinion or disclaimer of opinion exists, and no reports were qualified or modified as to uncertainty, audit scope or accounting principle.

During the quarter ended October 31, 2015, and through the fiscal year ended January 31, 2015, up to the date of dismissal of Seale & Beers, (a) there were no disagreements with Seale & Beers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Seale & Beers, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of the above disclosures to Seale & Beers and requested them to provide us a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Seale & Beers agrees with the above disclosures. A copy of Seale & Beers response letter is attached hereto as Exhibit 16.1.

On March 7, 2016, our board of directors approved the engagement of BF Borgers, CPA PC (“Borgers”), as the Company’s new independent registered public accounting firm.  During the fiscal year ended January 31, 2015, and the preceding interim period prior to the engagement of Borgers, the Company has not consulted Borgers regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

The Company’s engagement of BF Borgers, CPA PC as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016 became effective March 7, 2016 upon execution of the engagement letter on such date.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers, Directors and Key Employees

The following table sets forth certain information as of the date of this Prospectus, with respect to our directors and executive officers.

Name	Position Held	Age	Date of Election or Appointment as Director

Jeffery Taylor	Chief Executive Officer/Secretary/Director	43	12/21/2015

Don Taylor	Chief Financial Officer/Director	40	12/21/2015

Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal. Jeffery and Don Taylor are brothers.

Certain biographical information of our directors and officers is set forth below.

Mr. Jeffery Taylor

As CEO, Mr. Jeffrey Taylor will oversee the company’s strategy, technology roadmap, and consumer community content development programs; Mr. Taylor is a recipient of the Army Commendation Medal from the United States Army during service of operation Uphold Democracy; he served in the United States Army for 10 Years and focused on supply chain management technologies with an emphasis on logistics and distribution of specialty materials.  Mr. Taylor was discharged with a Medical Discharge; Mr. Taylor has been a real estate entrepreneur and holds a real estate license in the State of Hawaii from 2005 to present.  In 2003, Mr. Taylor received his Microsoft technology certification from the Veterans Association during rehabilitation process from being injured in the military.  As part of his passion for open water scuba and snorkeling, he launched Liquid Marlin LLC, and works with the Make A Wish Foundation on Maui as one of its designated snorkel instructors.

Mr. Don Lee Taylor

As CFO, Don Taylor will oversee the company’s financial governance; business community content development program, and business partnerships. Mr. Taylor holds a real estate license in the State of Hawaii from 2001 to Present; and has been active in the Hawaii real estate and real estate financing community.  Mr. Taylor currently holds the title of Broker in Charge of Maui Realty Co., Inc. Mr. Taylor holds a BS in Finance with an emphasis in Financial Management from the California State University in Long Beach.

Family Relationships

Jeffery and Don Taylor are brothers.

Board Committees

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We do not have any board committees including a nominating, compensation, or executive committee. We currently have minimal operating revenues which are not presently sufficient to meet associated costs. Presently, we have no independent directors. Management does not believe that it would be in our best interests at this time to retain independent directors to sit on an audit committee or any other committee. If we are able to grow our business and increase our operations in the future, then we will likely seek out and retain independent directors and form audit, compensation, and other applicable committees. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. Our two directors perform all functions that would otherwise be performed by committees.

Board of Directors and Board Compensation

All of our directors also serve as employees. We do not presently pay our directors for their services as such. Our directors receive compensation in their executive officer capacities.

Corporate Governance

Leadership Structure

Our Board has 2 members as follows: Mr. Jeffery Taylor and Mr. Don Taylor.  The Taylor’s were appointed to their positions on December 21, 2015, and have served in their capacities as officers and directors since.

We are a small company. One of our directors also serves as an executive officer. Our other director serves as our Chief Financial Officer. Our board members have complementary skills, enabling us to operate in a cost and time effective manner, closely managing our assets. Our Board regularly reviews this structure for optimum fit as our plans progress. We believe that our present management structure is appropriate for a company of our size and state of development.

Our board is actively involved in our risk oversight function and collectively undertakes risk oversight as part of our monthly management meetings. This review of our risk tolerances includes, but is not limited to, financial, legal and operational risks and other risks concerning our reputation and ethical standards.

Given our size, we do not have a nominating committee or a diversity policy. Our entire board monitors and assesses the need for and qualifications of additional directors. We may adopt a diversity policy in the future in connection with our anticipated growth.

Potential Conflicts of Interest

We are not aware of any conflicts of interest with our directors and officers.

Director Independence

Our board of directors consists of Jeffery Taylor and Don Taylor, neither of whom can be deemed to be independent. Our securities are quoted on the OTC Markets which does not have any director independence requirements.

Involvement in Certain Legal Proceedings

Except as otherwise disclosed in this prospectus, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.
any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the compensation paid by the Company to the following persons:

(a)	its principal executive officer;

(b)	each of the Company’s two most highly compensated executive officers who were serving as executive officers at the end of the years ended January 31, 2016 and 2015; and

(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as the Company’s executive officer at the end of the years ended January 31, 2016 and 2015.

No disclosure is provided for any named executive officer, other than the Company’s principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
	FYE	Salary	Bonus	Stock Award		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Principal Position	Jan 31	($)	($)	($)		($)	($)	($)	($)	($)
Jeffery Taylor, President, Secretary, CEO, Director [3]	2016	9,583	None	None		None	None	None	None	9,583
Don Lee Taylor CFO, Treasurer Director[3]	2016	8,750	None	None		None	None	None	None	8,750
Michael J. Borkowski Former President, CEO, CFO, Director [4]	2016	28,500 [1]	None	160,000	[2]	None	None	None	None	188,500
	2015	21,000[1]	None	740,000	[2]	None	None	None	None	761,000
Domenic Marciano Former Secretary, Treasurer, Chairman [5]	2016	None	None	None		None	None	None	None	None
	2015	None	None	None		None	None	None	None	None
David Stark Former Consultant	2016	None	None	None		None	None	None	None	None
	2015	None	None	None		205,000 [2]	None	None	None	205,000
[1]		Compensation earned and converted to a convertible promissory note;
[2]		Represents vested awards and options only.
[3]
Mr. Jeffery Taylor was appointed CEO and President and Mr. Don Lee Taylor was appointed CFO on December 17, 2015.  On January 11, 2016 Mr. Jeffery Taylor was appointed to the board of directors and Secretary and Mr. Don Lee Taylor was appointed to the board of directors and Treasurer. Compensation for both Mr. Jeffery and Mr. Don Taylor is accrued under employment contracts but unpaid.

[4]		Michael Borkowski resigned all positions on December 17, 2017
[5]		Domenic Marciano resigned all positions on January 11, 2016

Employment Agreements

Effective December 17, 2015, we entered into Employment Agreements with Jeffery Taylor and Don Taylor, wherein Jeffery Taylor will serve as our Chief Executive Officer for a period of two years ad Don Taylor will serve as our Chief Financial Officer for a period of two years, at which time, both Employment Agreements will automatically renew for a period of twelve months, and will be automatically renewed at the end of each term unless we or the employee give the other written notice at least 30 days prior to the end of the term or the applicable renewal term, as the case may be. The employment agreements also contain non-compete and non-solicitation provisions effective during the employment period and for 18 months thereafter in the case of the non-compete provision and for 6 months thereafter in the case of the non-solicitation provision unless the employee is terminated without cause or the employee terminates the agreement for good reason, in which case the non-compete and severance provisions are of no further force or effect. Mr. Michael Borkowski served as our President and Chief Executive Officer until his resignation on December 17, 2015.  Except for job titles and related responsibilities, the employment agreements are identical in all material respects.  Base Salary for Jeffery Taylor is $115,000 annually and for Don Taylor are $105,000 annually, paid on the last day of each month. Depending on the performance of the Company, the Base Salary may be accrued month-over-month until cash flow allows for payment.

In the event the employee is terminated for cause, or resigns without good reason, employee is entitled to receive all compensation, including bonus payments, accrued through the date of termination. In the event the employee is terminated without cause or resigns for good reason, employee is entitled or will be entitled to receive all compensation, including bonus payments, accrued through the date of termination together with all compensation, including bonus payments, earned through the severance period which is defined as a period of 18 months from termination if more than 18 months remain on the term of the employment agreement at the time of termination or as a period of 12 months from termination, if less than 18 months remain on the term of the employment agreement at the time of termination.

Director Compensation

Both of our directors are also officers of ours and receive compensation in their officer capacities rather than their director capacities.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock known by us as of December 1, 2016 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of  January 15, 2017. Unless otherwise indicated below each person’s address is c/o Eco Science Solutions, Inc., 1135 Makawao Avenue, Suite 103-188, Makawao, Hawaii 96768. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

Title of Class	Name Of Beneficial Owner	Amount and Nature of Shares Beneficially Owned (1)	Percent of Class Owned(2)	Percent of Total Voting Shares (3)

Common	Jeffery Taylor	13,047,019 Direct	15.5%	28.5%
Common	Don Taylor	13,047,019 Direct	15.5%	28.5%
Total Officers and Directors as a group (2 persons)
Common		26,094,038 Direct	57%	57%

(1)
As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) within 60 days of January 15, 2017. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

(2)	There were 45,331,186 shares of common stock issued and outstanding on January 17, 2016 and 0 shares of Preferred Stock outstanding.
(3)	Calculation of percentage of Voting Shares is based on the following voting rights: (a) each share of Common Stock has the right to cast one (1) vote.

Changes in Control

As of the date of this prospectus, we are not aware of any arrangement that may result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE

Other than as disclosed below, there has been no transaction, since December 1, 2016, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.
During the Nine months ended October 31, 2016 and 2015

Convertible notes payable, loans and notes payable:

(a)
As of October 31, 2016 and January 31, 2016, a company controlled by the Company’s former Chairman of the Board was due a principal balance of $251,045 in respect to a demand convertible note payable. During the nine months ended October 31, 2016 the Company has accrued $9,423 with respect to the aforementioned note payable.

(b)
On October 1, 2015 the Company issued its former President a convertible promissory note in the principal amount of $59,000 for unpaid compensation.  The note bears interest at a rate of 6% per annum, matures on October 1, 2017, and contains a repayment provision which permits the holder to convert the debt into the Company's common stock at a rate of 80% of the fair market value of the common stock on the date of conversion.  The conversion discount of 20% of FMV results in a beneficial conversion feature.  As a result, the difference between the conversion rate and the market rate of $14,750 on the date of the transaction has been classified as a discount on the note.  As of October 31, 2016, the Company expensed $5,535 as amortization of the debt discount which is included as interest expense.  As of October 31, 2016, $6,755 of unamortized discount remains, and will be amortized over the next 14 months.

(c)
On February 17, 2016 the Company issued promissory notes to Mr. Jeffery Taylor, CEO, in the amount of $17,500 and to Mr. Don Lee Taylor, CFO, in the amount of $17,500, respectively. The notes bear interest at a rate of 1% per annum, maturing on August 17, 2016. During the nine months ended October 31, 2016, the company repaid $2,500 to Mr. Jeffery Taylor and $2,500 to Mr. Don Lee Taylor.  As of October 31, 2016, the Company has accrued $229 as interest with respect to the above notes.

Compensation, Stock Options and Awards:

Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company. On December 21, 2015 the Company entered into employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor for a period of 24 months, where after the contract may be renewed in one year terms at the election of both parties.  Jeffery Taylor shall receive an annual gross salary of $115,000 and Don Lee Taylor shall receive an annual gross salary of $105,000 payable in equal installments on the last day of each calendar month and which may be accrued until such time as the Company has sufficient cash flow to settle amounts payable.  Further under the terms of the respective agreements all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which relate to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable.

During the nine months ended October 31, 2016 the Company accrued management fees in the amount of $86,250 to Mr. Jeffery Taylor and $78,750 to Mr. Don Lee Taylor.

During the nine months ended October 31, 2016 the Company reimbursed a total of $17,857 to Mr. Jeffery Taylor and $29,290 to Mr. Don Lee Taylor.

During the nine months ended October 31, 2016 the Company paid $40,179 to Mr. Jeffery Taylor and $45,895 to Mr. Don Lee Taylor.

As of October 31, 2016, there remained a total of $144,406 on the balance sheets as related party accounts payable ($18,333 – January 31, 2016).

During the fiscal years ended January 31, 2016 and 2015

Convertible notes payable, loans and notes payable:

(a)
As at January 31, 2015 a total of $244,205 was due and payable to the Company’s then President, and a company controlled by the former Chairman of the Board and former majority shareholder, which amount consists of $22,000 in short term notes payable, $164,045 in short term convertible notes payable, and $58,250 in accrued and unpaid compensation to the Company’s former President. The convertible note payable bears interest at a rate of 5% per annum, is due within 90 days of receipt of a notice of demand and is convertible, along with any accrued and unpaid interest on notice date, into shares of the Company’s common stock at the market price on the date of the transaction.

(b)
During the fiscal year ended January 31, 2016, a company controlled by the Company’s former Chairman of the Board and majority director contributed an additional $65,000 in proceeds to the demand convertible note payable on the same terms and conditions, and modified the note to include the $22,000 in short term notes so that the principal balance of the convertible note payable as at the fiscal year ended January 31, 2016 totaled $251,045.

(c)
On October 1, 2015, the Company issued its former President a convertible promissory note in the principal amount of $59,000 for unpaid compensation.  The note bears interest at a rate of 6% per annum, matures on October 1, 2017, and contains a repayment provision which permits the holder to convert the debt into the Company's common stock at a rate of 80% of the fair market value of the common stock on the date of conversion.  The conversion discount of 20% of FMV results in a beneficial conversion feature.  As a result, the difference between the conversion rate and the market rate of $14,750 on the date of the transaction has been classified as a discount on the note.  As of January 31, 2016, the Company expensed $2,460 as amortization of the debt discount which is included as interest expense.  As of January 31, 2016, $12,290 of unamortized discount remains, and will be amortized over the next 20 months.

As of January 31, 2016 and January 31, 2015, the Company accrued $16,053 and $4,306, respectively, in interest on related party loans.  As of January 31, 2016 and January 31, 2015, former related parties are due a total of $296,755 and $244,295, respectively.

Compensation, Stock Options and Awards:

On February 15, 2014, in connection with a certain Employment Agreement dated November 15, 2013, its then President was awarded the right to purchase 400,000 shares of the Company’s restricted common stock (the “Restricted Stock Units”, “RSUs”) at a per share price of $0.001 (the “2013 Stock Award”).  The 2013 Stock Award, valued at $640,000, vested periodically over the period beginning February 15, 2014 through November 15, 2014, at 100,000 RSUs per vesting period.  During the year ended January 31, 2015, the Company recorded deferred compensation in the amount of $640,000, which has been fully expensed in the current year for the 400,000 RSUs vested through January 31, 2015.

On November 15, 2014, in connection with a certain Employment Agreement dated November 15, 2014, its then President was awarded the right to purchase 1,000,000 shares of the Company’s restricted common stock at a per share price of $0.001 (the “2014 Stock Award”).  The 2014 Stock Award, valued at $400,000, vests periodically over the period beginning November 15, 2014 through November 15, 2015, at 250,000 RSUs per vesting period.

On November 1, 2015, the Company entered into a new Employment Agreement with its then President (the “2015 Employment Agreement”). The Employment Agreement is for a term of one (1) year, and includes compensation in the amount of $36,000 per year, compensation for certain travel expenses, and grants a right to purchase 2,000,000 shares of the Company’s common stock at par, which vest quarterly beginning November 1, 2015, at 500,000 shares per vesting period through August 1, 2016 (the “2015 Stock Award”). In connection with the 2015 Stock Award, $160,000 has been recorded as deferred compensation, to be amortized over the next 9 months.

As of January 31, 2016 and January 31, 2015, the Company has awarded a total of 2,000,000 and 1,400,000 Restricted Stock Units, respectively. In connection with the Stock Awards, a total of $1,200,000 has been recorded as deferred compensation, of which $340,000 and $740,000 has been expensed during the fiscal year ended January 31, 2016 and the fiscal year ended January 31, 2015, respectively.  Upon the former President’s resignation as an officer and director, effective December 17, 2015, all unvested stock awards were immediately cancelled.

During fiscal 2016 the Company’s former President acquired a total of 1,250,000 shares of common stock as a result of the aforementioned agreements as follows:

On March 15, 2015, in accordance with his 2014 Employment Agreement, the Company issued 250,000 shares of restricted common stock, valued at $100,000, to its then President for cash in the amount of $250.

On July 15, 2015, in accordance with his 2014 Employment Agreement, the Company issued 250,000 shares of restricted common stock, valued at $100,000, to its then President for cash in the amount of $250.

On October 28, 2015, in accordance with his 2014 Employment Agreement, the Company issued 250,000 shares of restricted common stock, valued at $100,000, to its  then President for cash in the amount of $250.

On November 19, 2015, in accordance with his 2015 Employment Agreement, the Company issued 500,000 shares of restricted common stock, valued at $40,000, to its then President for cash in the amount of $500.

Effective December 17, 2015, Mr. Jeffery Taylor was appointed to serve as Chief Executive Officer of the Company and Mr. Don Lee Taylor was appointed to serve as Chief Financial Officer of the Company. On December 21, 2015 the Company entered into employment agreements with Mr. Jeffery Taylor and Mr. Don Lee Taylor for a period of 24 months, where after the contract may be renewed in one year terms at the election of both parties.  Jeffery Taylor shall receive an annual gross salary of $115,000 and Don Lee Taylor shall receive an annual gross salary of $105,000 payable in equal installments on the last day of each calendar month and which may be accrued until such time as the Company has sufficient cash flow to settle amounts payable.  Further under the terms of the respective agreements all inventions, innovations, improvements, know-how, plans, development, methods, designs, analyses, specifications, software, drawings, reports and all similar or related information (whether or not patentable or reduced to practice) which relate to any of the Company’s actual or proposed business activities and which are created, designed or conceived, developed or made by the Executive during the Executive’s past or future employment by the Company or any Affiliates, or any predecessor thereof (“Work Product”), belong to the Company, or its Affiliates, as applicable. During the year ended January 31, 2016, the Company accrued management fees in the amount of $9,583 to Mr. Jeffery Taylor and $8,750 to Mr. Don Lee Taylor. As of January 31, 2016, the Company had not made any cash payments regarding the fees, leaving a total of $18,333 on the balance sheet as related party accounts payable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No such expenses will be borne by the selling stockholders. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

EXPENSES	AMOUNT

SEC Registration fee	$5,192.32
Accounting fees and expenses	$3,000.00
Legal fees and expenses	$50,000.00
Miscellaneous	$$2,500.00
Total	$60,692.32

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws allow us to indemnify our directors, officers and employees. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

Shares issued subsequent to disclosure provided in the Company’s most recent filing on Form 10-Q for the nine-month period ended October 31, 2016 are included below:

On January 4, 2017 the Company’s board of directors approved the issuance of 3,00,000 restricted shares as compensation for services rendered during the period January 1, 2016 to December 31, 2016 by our CEO and President, Mr. Jeffery Taylor.  The fair market value of our common stock was $2.73 on the date of issue;

On January 4, 2017 the Company’s board of directors approved the issuance of 3,00,000 restricted shares as compensation for services rendered during the period January 1, 2016 to December 31, 2016 to our CFO and Secretary, Mr. Don Taylor.  The fair market value of our common stock was $2.73 on the date of issue;

On January 4, 2017 the Company’s board of directors approved the issuance of a further 2,100,000 restricted shares as compensation for services rendered during the period January 1, 2016 to December 31, 2016 by three independent consultants to the Company. The fair market value of our common stock was $2.73 on the date of issue;

On January 10, 2017, the Company entered into a Cancellation and Release Agreement with Separation Degrees – One, Inc. wherein the Company owed a total amount of $1,920,424, to SDOI in unpaid fees under the Technology Licensing and Marketing Agreement, which the Company entered into with SDOI on January 1, 2016.  The Cancellation and Release Agreement entered into with SDOI allowed for the cancellation of the unpaid fees in exchange for 4,000,000 Shares of the Company’s Common Stock at a fair market value of $2.76 on the date of the agreement.

In respect of the aforementioned shares issued to an investor the Company will claim an exemption from the registration requirements of the Securities Act of 1933, as amended, for the issuance of the shares pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the purchasers are “accredited investors” and/or qualified institutional buyers, the purchasers have access to information about the Company and its purchase, the purchasers will take the securities for investment and not resale.

Exhibits

In reviewing the agreements included (or incorporated by reference) as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement.

Exhibit No.	Description	Incorporated by Reference
3.1	Articles of Incorporation of Registrant (f/k/a Pristine Solutions, Inc.) filed with the State of Nevada on January 29, 2010	Incorporated by reference to the Registration Statement on Form S-1 Filed with the Securities and Exchange Commission on May 5, 2010 (file no. 333-166487).
3.2	Certificate of Amendment filed with the State of Nevada on January 29, 2010	Incorporated by reference to the Registration Statement on Form S-1 Filed with the Securities and Exchange Commission on May 5, 2010 (file no. 333-166487).
3.3	By-Laws of the Registrant	Incorporated by reference to the Registration Statement on Form S-1 Filed with the Securities and Exchange Commission on May 5, 2010 (file no. 333-166487).
3.4	Amended Articles of Incorporation /Certificate of Amendment filed with the Nevada Secretary of State on March 7, 2012	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2012, filed July 31, 2012
3.5	Articles of Exchange filed with the Nevada Secretary of State on October 31, 2012	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2012
3.6	Certificate to accompany Restated Articles or Amended and Restated Articles	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2013
3.7	Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporation	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2014.
3.8	Designation of Series A Voting Preferred Shares	Filed with the Nevada Secretary of State January 12, 2016
5.1	Legal Opinion of SD Mitchell & Associates, PLC	Filed herewith
10.1	Employment Agreement between the Company and Mike Borkowski	Dated November 1, 2015
10.2	Employment Agreement between the Company and Jeffery Taylor	Dated December 21, 2015
10.3	Employment Agreement between the Company and Don Taylor	Dated December 21, 2015
10.4	Technology Licensing and Marking Support Agreement between the Company and Separation Degrees – One, Inc. (“SDOI”)	Dated January 1, 2016
10.5	Asset Purchase Agreement between the Company and Separation Degrees – One, Inc. (“SDOI”)	Dated January 4, 2016
10.6	Amendment No. 1 to the Technology Licensing and Marking Support Agreement between the Company and Separation Degrees – One, Inc. (“SDOI”)	Dated April 25, 2016
10.7	Amendment No. 2 to the Technology Licensing and Marking Support Agreement between the Company and Separation Degrees – One, Inc. (“SDOI”)	Dated June 1, 2016
10.8	Amendment No. 3 to the Technology Licensing and Marking Support Agreement between the Company and Separation Degrees – One, Inc. (“SDOI”)	Dated October 1, 2016
10.9	Registrant’s 2016 Equity Incentive Plan	Incorporated by reference to the Registrant’s Report Form S-8 Registration Statement filed with the Securities and Exchange Commission on April 4, 2016 and on November 23, 2016.
10.10	Equity Purchase Agreement between Registrant and PHENIX VENTURES, LLC	Dated January 15, 2017
10.11	Registration Rights Agreement between Registrant and PHENIX VENTURES, LLC., dated January 15, 2017	Filed herewith
23.1	Consent of BF Borgers CPA PC	Filed herewith
23.2	Consent of Seale & Beers, CPAs	Filed herewith
23.3	Consent of SD Mitchell & Associates, PLC (included in Exhibit 5.1)	Filed Herewith

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned company or its securities provided by or on behalf of the undersigned registrant; and

4.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in Makawao, Hawaii on January 26, 2017.

ECO SCIENCE SOLUTIONS, INC.

Date: January 26, 2017	By:	/s/ Jeffery Taylor
Jeffery Taylor
Presdient, CEO and Director

Date: January 26, 2017		/s/ Don Taylor
Don Taylor
Chief Financial Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffery Taylor as his true and lawful attorney- in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post- effective amendments) to this Registration Statement on Form S-1 of Eco Science Solutions, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person(s) in the capacities and on the dates stated.

Signature	Title	Date

By: Jeffery Taylor	President, Chief Executive Officer, Director	January 26, 2017
Jeffery Taylor

By: Don Taylor	Cheif Financial Officer, Director	January 26, 2017
Don Taylor